EXHIBIT 10(3)

                   MODIFICATION SERVICES AGREEMENT

                             BETWEEN

                  MCDONNELL DOUGLAS CORPORATION AND

                    DIMENSION AVIATION, INC.
                        MSA-FRI-SF-97-001



                 MODIFICATION SERVICES
                        AGREEMENT TABLE OF
                        CONTENTS
                                                           Page
# Table of Contents
2-3
Recitals
4
1. Definitions                                               4-
11
2. Scope of Services                                        11-
15
3. Additional Services                                      15-
17
4. Price and Payment                                        17-
19
5. Delivery of Services                                     19-
22
6. Taxes, Customs, Duties                                   22-
23
7. Excusable Delays                                         23-
25
8. Warranty                                                 25-
31
9. Indemnification and Limitation of Liability
31
10.                                                Technical Data     32-
33
11.                                                       Notices     33
12.                                                    Assignment     34
13.                                                       Changes     34-
35
14.                                                 Documentation     35
15.                                                Applicable Law     35
16.                                            Parts and Material     35-
38
                                                           Page #
17.                     MDC and/or Federal Express Supplied Parts     38-
39
18.                                       Regulatory Requirements     39-
42
19.                                                     Insurance     42-
44
20.            Inspection, Demonstration, Acceptance and Delivery     44-
47
21.                                          Default and Remedies     47-
51
22.                                               Product Support     51
23.                                              Outside Services     51-
52
24.                                                       Records     52-
54
25.                                         Onsite Representation     54-
55
26.                                                 Certification     55
27.                                                         Title     55-
56
28.                                         Quality and Standards     56-
57
29.                                             Public Disclosure     57
30.                                                 Miscellaneous     58-
60
31.                                            Affirmative Action     60-
61
32.                                   Termination for Convenience     61-
63
33.                                      Parent Company Guarantee     63
34.                    Documents Incorporated Into This Agreement     63-
64
35.                     Exhibits Incorporated Into This Agreement     64-
65
Documents and Exhibits
                 MODIFICATION SERVICES AGREEMENT

         THIS MODIFICATION SERVICES AGREEMENT (this "Agreement") is entered into as of this ___________ day of ___________ 1997,
by   and   between  McDonnell  Douglas  Corporation,  a
Maryland
corporation  having  an  office  in  the  city  of  Long
Beach, California ("MDC"), and Dimension Aviation, Inc., a Delaware corporation, having its principal place of business in the city of Goodyear, Arizona ("Subcontractor").

                           RECITALS

WHEREAS,  MDC  has  executed an agreement  with  Federal
Express Corporation   ("Federal  Express")  for  the
accomplishment   of modifications to be performed on certain DC-
10 aircraft owned  or to be acquired by Federal Express; and
WHEREAS,   MDC   intends  to  entrust  Subcontractor   with
the
accomplishment of a portion of such modifications on specific DC10 aircraft owned by Federal Express; and
WHEREAS,  the parties hereto desire to enter into this
Agreement for the accomplishment by Subcontractor of such modifications on specific DC-10 aircraft owned by Federal Express in accordance with the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the mutual covenants
contained herein   and   for  other   good  and  valuable
consideration,
Subcontractor and MDC agree as follows:

1)   DEFINITIONS
     Unless otherwise indicated, paragraph and Article numbers referred to herein will mean paragraphs and Articles of this Agreement. As used within this Agreement and ASR Forms (as defined below) which may be issued hereunder, the following terms will have the meanings set forth below (terms defined in the singular will have the same meaning when used in the plural and vice versa), unless some other meaning is apparent from the context in which the words and terms are used:


     TERMS                            MEANING
     Additional      Any  additional maintenance, modification
     Services        or   other  services  other  than   those
                     described   in   or   required   by   the
                     Specification which may be  requested  by
                     MDC at any time and which, when agreed to
                     by  MDC  and Subcontractor, shall  become
                     part of the Services.
     Additional      A  document  in  the form  of  Exhibit
S
     Services        which,    when   signed   by   MDC
and
     Request Form    Subcontractor, shall amend this
Agreement
     (ASR) or        to include Subcontractor's performance
of
     Additional      the Additional Services set forth
therein
     Work Form or    in  respect  of  the  Aircraft
specified
     "ASR"           therein.
     ACF             Advanced Common Flightdeck.
     Agreement       This   Modification  Services
Agreement
                     between  Subcontractor and MDC,
                     Document No.   MSA-FRI-SF-97-001,
                     including   all Exhibits  attached
                     hereto and  all  other documents
                     incorporated herein as  amended
                or   supplemented  from  time   to   time
                pursuant  to the terms thereof.
Aircraft        Each of the MDC DC-10 series aircraft  on
                which  Subcontractor  will  perform   the
                Services  provided for in this Agreement.
                A  list of such aircraft is set forth  in
                the Schedule.
Aircraft        A  receipt  in  the  form  of  Exhibit  Q
Delivery        executed  by Subcontractor and  delivered
Receipt         to  MDC concurrently with the delivery of
                an    Aircraft   to   Subcontractor   for
                modification  and  performance   of   the
                Services.
Aircraft        A  document used to record the  following
Maintenance     with  respect  to an Aircraft:   (i)  the
Log             periodic   and   corrective   maintenance
                accomplished   on  such  Aircraft,   (ii)
                information  items  detected  during  the
                performance   of   the  Services,   (iii)
                deferred discrepancies and pilot reports,
                (iv)  mechanical discrepancies discovered
                during  the  performance of  Services  on
                such    Aircraft   and   not    otherwise
                documented on a SNRM or ASR and  (v)  the
                airworthiness  release of  such  Aircraft
                for service.
Aircraft        The  sequential  aircraft  positions   to
Position        which  specific Aircraft may be  assigned
                in  accordance  with Article  2  and  the
                Schedule.
Aircraft        The  period from Delivery of an  Aircraft
Visit           to  Subcontractor to Redelivery  of  such
                Aircraft to MDC.
Business Day    Any day other than a Saturday, Sunday  or
                other  day  on  which commercial  banking
                institutions  in  New  York,  New   York,
                Memphis,   Tennessee   or   Long   Beach,
                California are authorized or required  by
                law  to  close. Unless the term "Business
                Day"  is used, the word "day" shall refer
                to calendar days.
Certificate     A certificate of acceptance substantially
of Acceptance   in  the  form of Exhibit R  hereto  which
                shall  be  issued by MDC to Subcontractor
                upon  completion  of  the  Services   and
                Redelivery of each Aircraft.
Conversion      A conversion facility in Goodyear, AZ, or
Facility        such     other    facility    or     Sub-
                Subcontractor's facility as Subcontractor
                may   select,  subject  to  the   written
                consent of MDC which consent shall not be
                unreasonably withheld.
Delivery Date   The  date  of  delivery  by  MDC  of  the
or Delivery     applicable  Aircraft  to  the  Conversion
                Facility for commencement of the Services
                (not  storage) and acceptance thereof  by
                Subcontractor  pursuant  to  an  Aircraft
                Delivery   Receipt  in  accordance   with
                Exhibit U.
Engineering     A   document  reviewed  and  approved  by
Authorization   Federal   Express'  engineering  division
(EA)            providing    immediate    and    specific
                instructions and authorization for:   (1)
                one-time major or minor repair;  (2) one
                time  major  or minor modification;   (3)
                one-time material substitution;   or  (4)
                immediate   deviations   from   technical
                manuals.
Engineering     A document established by Federal Express
Orders (EO)     or  MDC  that:          (1) provides  the
                rationale, instruction, and authorization
                necessary    to   effect   modifications,
                special  inspections and  repairs  to  an
                Aircraft;   and/or  (2)  authorizes   the
                accomplishment  of  service  evaluations,
                airworthiness        directives        or
                manufacturers' service bulletins;  and/or
                (3)    controls    and   documents    the
                modification,   inspection   and   repair
                processes.
Expendable      Required  shop  supplies  (e.g.,   wiping
and             rags,   sanding  discs,  masking   tapes,
Consumable      masking    paper,   greases,    sealants,
Materials       expendable  tools  and standard  hardware
                including, but not limited to,  fasteners
                and  aerospace standard parts) valued  at
                $5.00/unit cost or lessconsumed  or  used
                during   the   Services   or   Additional
                Services  but which shall be supplied  at
                no  additional charge to MDC.  Expendable
                and  Consumable Materials  identified  as
                part   of   an  MDC  or  Federal  Express
                furnished kit shall be provided by MDC or
                Federal  Express.  If the  materials  are
                not  identified  as  part  of  a  MDC  or
                Federal  Express Kit, then  Subcontractor
                shall   provide   the   Expendable    and
                consumable Materials.
FAA             The  Federal  Aviation Administration  of
                the   United  States  or  any   successor
                thereto.
FARs            Federal Aviation Regulations.
Federal         Federal  Express' authorized and approved
Express         drawings.
Drawings
Federal         Federal  Express' on-site project manager
Express         or designee.
Representativ
e
Federal         Parts   supplied   by  Federal   Express,
Express         including, but not limited to,  the  kits
Supplied        furnished  by Federal Express  which  are
Parts           listed in      Exhibit P.
Federal         Federal Express Technical Data and  other
Express         services  supplied by Federal Express  in
Supplied        connection with the Services which may be
Services        referred  to  or required by  Engineering
                Report Nos. 96-044, 95-056, 95-053. Fleet
A document issued by Federal Express that
Campaign        is  used  to  determine the configuration
Directives      status  or  condition of an  aircraft  or
(FCD)           aircraft fleet.
General         Federal  Express' AOD General Maintenance
Maintenance     Manual document dated August 15, 1996, as
Manual (GMM)    may  be revised from time to time and  in
                its  then current issue, which sets forth
                the  maintenance procedures  for  Federal
                Express   aircraft  in  accordance   with
                applicable FARs.
Interface       Any technical problem in the operation of
Problem         an  Aircraft or any system thereof due to
                incompatibility, malfunction  or  failure
                of any accessory, equipment or part. Kits
A   collection  of  Parts  necessary             to
                perform the Services.
MD-10           DC-10-10  and  DC-10-30  series  aircraft
                which  have  been modified in  accordance
                with  Federal Express Engineering Reports
                attached as Exhibits B, C, E, F, G, H,  I
                and  J,  which constitutes a part of  the
                Services.
Maintenance     Those  tasks,  included as  part  of  the
Services        Services,   which   are    performed   to
                restore,   preserve   or   improve   each
                Aircraft's   physical  condition   to   a
                specified   level,  including   but   not
                limited     to    operational     checks,
                inspections,    disassembly,    cleaning,
                repair,  rework, measurement, replacement
                of     parts,    reassembly,     testing,
                lubricating,  adjusting,  etc.,  as  more
                fully described in the Specifications.
Master Job      A document which lists the Services to be
Control Sheet   performed   on  a  particular   Aircraft.
(MJCS)          The  MJCS  may contain several pages  and
                notes.   Each  page contains  line  items
                (tasks)   indicating  the  work   to   be
                accomplished (Ref.: GMM 11-0-2910). MDC's
Design          Detailed     designs     and     detailed
                specifications originated and prepared by
                or under the direction of MDC.
MDC Parts       Parts  made to MDC's Design or  available
                   exclusively from MDC.
MDC             MDC's   on-site   project   manager    or
Representativ   designee.
e
MDC Supplied    Parts supplied by MDC, including, but not
Parts           limited  to, the parts listed in  Exhibit
                P,  "MDC/Federal Express  Supplied  Parts
                Listing," dated September 11, 1996.
Modification    The   date   upon   which   Subcontractor
Completion      completes performance of the Services  on
Date            the  applicable Aircraft and notifies MDC
                that   such   Aircraft   is   ready   for
                acceptance   testing  by   MDC   at   the
                   Conversion Facility.
Non-routine     Services performed to correct defects  or
Services        discrepancies  identified  prior  to   or
                during Subcontractor's performance of the
                Services  other than those  described  in
                the Specifications.
On Dock         The   schedule  included  in  Exhibit   P
Schedule (MDC   identifies MDC Supplied Parts and Federal
and Federal     Express  Supplied  Parts  which  will  be
Express         delivered  to  the  Conversion  Facility.
Supplied        All  such parts shall be delivered to the
Parts)          Conversion  Facility in  accordance  with
                Article 17B.
Parts           All   components,  parts,  supplies   and
                materials   other  than  Expendable   and
                Consumable  Materials  required  for  the
                performance of the Services.
Passenger to    Modification  to  DC-10-10  and  DC-10-30
Freighter (P    Aircraft  in  accordance with Engineering
to F)           Report  95-051, attached  as  Exhibit  B,
Services or P   which constitutes a part of the Services.
to F
Payment         The  schedule of payment for  performance
Schedule        of  the  Services as set forth in Exhibit
                W, "PRICING."
Recoverable     The  classification of any Part which can
Parts           be  restored  to a Serviceable  condition
                either  through  repair  or  overhaul  in
                accordance  with the Specifications,  the
                manufacturer's current specifications, or
                MDC Maintenance Specifications.
Redelivery      The   date   upon   which   MDC   accepts
Date or         redelivery of each Aircraft in accordance
Redelivery      with Article 5.
Refurbish &     Modification  to  DC-10-10  and  DC-10-30
Restoration     Aircraft  in  accordance with Engineering
                Report  95-056, attached  as  Exhibit  F,
                which constitutes a part of the Services.
Rotable Part    A  part that can be economically restored
                to  a  Serviceable condition and, in  the
                normal  course  of  operations,  can   be
                repeatedly  rehabilitated  to   a   fully
                Serviceable  condition  over   a   period
                approximating  the  life  of  the  flight
                equipment to which it is related.
Schedule        The schedule with respect to Aircraft, as
                described   in   Exhibit   U,   "Supplier
                Requirements Schedule," setting forth the
                duration  of  each Aircraft Visit  during
                which the Services are to be performed on
                such Aircraft.
Scheduled       The scheduled date for Redelivery of each
Redelivery      Aircraft  as  set forth in the  "Supplier
Date            Requirements Schedule," Exhibit U.
Serviceable     An   item   that   meets  all   specified
                standards   for  airworthiness  following
                repair  or  overhaul  and  has  no  known
                defects  which would render it unfit  for
                its intended use.
Services        The work to be performed by Subcontractor
                with   respect   to  each   Aircraft   as
                described  in  this Agreement,  including
                but  not  limited to  the  Specifications
                and each MJCS.
Special or      Special  or Non-Routine Maintenance  Form
Non-Routine     (SNRM),  Federal  Express M-1805B,  is  a
Maintenance     form  used  to  authorize, schedule,  and
Form (SNRM)     record   work   performed   on   aircraft
                components, auxiliary power units  (APU),
                and engines.
Specification   Collectively, the specifications attached
s                hereto as Exhibits B, C and F through K.
Standardizati   Modification  to  DC-10-10  and  DC-10-30
on Services     Aircraft  in  accordance with Engineering
                Report  95-053, attached  as  Exhibit  C,
                which constitutes a part of the Services.
Statement of    A  statement by MDC to be placed  in  the
Return to       Federal Express Aircraft Maintenance  Log
Service         Book  and to be issued in accordance with
                FAA regulations following the performance
                of the Services.
Subcontractor   Parts  supplied by Subcontractor pursuant
Supplied        to   an  ASR  or  an  amendment  to  this
Parts           Agreement.
Sub-            Suppliers  and  contractors  (other  than
Subcontractor   Subcontractor, Federal Express  and  MDC)
s                who  perform any part of the Services  at
                the    request    and    direction     of
                Subcontractor   or   provide   Parts   to
                     Subcontractor for the performance of  the
                     Services.
     Sub-            Any  Services  in connection  with  which
     Subcontract     Subcontractor,  subject  to  Article  24,
     Services        shall employ a Sub-Subcontractor or  Sub-
                     Subcontractors.
     Taxes or Tax    Any  and  all  taxes  (including  without
                     limitation  sales, use  and  value  added
                     taxes),   duties,  imposts,  assessments,
                     permits, fees and  other charges  of  any
                     kind  and related interest and penalties,
                     if   any,   imposed  or  levied  upon  or
                     arising   as   a  consequence   of   this
                     Agreement or the Services to be  provided
                     hereunder or pursuant hereto.
     Technical       The    period   of   time   between   the
     Acceptance      Modification  Completion  Date  and   the
     Period          Redelivery Date.
     Technical       Information of any kind that  is  related
     Data            to  the performance of the Services under
                     this  Agreement  that  can  be  used,  or
                     adapted   for   use,   in   the   design,
                     engineering,   development,   production,
                     processing, manufacture, use,  operation,
                     overhaul,       repair,      maintenance,
                     modification    or   reconstruction    of
                     articles  or  materials.   The  Technical
                     Data  may  be  in tangible or  intangible
                     form,   such   as  a  model,   prototype,
                     blueprint,  drawing,  photograph,   plan,
                     instruction,   computer   software    and
                     documentation,   or   operating    manual
                     (written or on recorded media).
     Term            The  term shall commence on the date  set
                     forth  in the first paragraph hereof  and
                     terminate on the later to occur  of:  (i)
                     December 31, 2006; or (ii) the completion
                     of the Services on all of the Aircraft.
     Used            Serviceable Parts that have not been used
     Serviceable     since their last overhaul and which  have
     Zero Time       been  restored  to  a  condition  meeting
     Since           established   overhaul   tolerances   and
     Overhaul        limits.
     Parts
     (USZTSO)

2)   SCOPE OF SERVICES
     A.   Subcontractor shall perform the Services on each Aircraft as set forth in the Specifications and in accordance with the
          Schedule.  MDC shall provide all  Parts except Subcontractor
          Supplied Parts. MDC shall provide to Subcontractor, upon Subcontractor's request, access to any data and records applicable to each Aircraft, if available to MDC.  To the extent practicable, all Services shall be performed with the applicable Aircraft fully enclosed in the hangar at the Conversion Facility. So long as Subcontractor is performing to MDC's satisfaction with regard to price, schedule, and quality, MDC agrees to consider Subcontractor for other work on these aircraft (including ACF); provided, however, that MDC shall not in any way be obligated and does not hereby agree to award any work to Subcontractor other than the work on the Aircraft specifically described herein.
     B.   MDC agrees to deliver to Subcontractor twelve (12) firm
          Aircraft (the "Firm Aircraft"). MDC shall have the option to deliver one (1) or more Advanced Common Flightdeck Aircraft for
          Flight Test, provided that both parties can reach agreement on price, schedule and other terms of contract. In addition, MDC is hereby granted options to deliver up to thirty (30) additional
     Aircraft (the "Option Aircraft").  MDC may substitute other MDC trijet wide body aircraft in the place of any of the thirty (30)
     option aircraft.  MDC may elect not to exercise any of the option aircraft without any penalties or termination costs.  Provided that at least five (5) of the thirty (30) Options remain, MDC may exercise the Option Aircraft only in blocks consisting of not less than five (5) Aircraft within each block.  Subcontractor agrees to make available an Aircraft Position at the Conversion Facility for
     the performance of Services on the Aircraft within the time period set forth on the Schedule for the Firm Aircraft and, upon MDC's exercise of the applicable options, for each block of Option
     Aircraft.  MDC shall exercise its option for each block of Option
     Aircraft by notice in writing to Subcontractor no later than ten
     (10) months prior to the Delivery Date of the first Aircraft within the applicable block of Option Aircraft. Each such notice shall be deemed to amend this Agreement accordingly.
     1)   The Aircraft shall be further identified as specified in
          Exhibit U.
     2)   The twelve (12) Firm Aircraft shall have the P to F
          Modification, Exhibit B, Initial Heavy Maintenance Check, Exhibit
          H (subject to Exhibit K), and Rigid Cargo Barrier, Exhibit I, performed on them. If a block of Option Aircraft is exercised, MDC shall notify Subcontractor if the P to F Modification and/or
          Initial Heavy Maintenance Check and/or Rigid Cargo Barrier is to
          be performed on each such Option Aircraft at the time MDC
          exercises the option for such block of Option Aircraft.
     3)   The items listed in the Standardization Specification,
          Exhibit C; and Refurbish & Restoration Package, Exhibit F;
          constitute a catalog of work which will be selected for each
          Aircraft or Option Aircraft by MDC through issuance of an MJCS.
          The labor price chargeable to MDC by Subcontractor for
          accomplishment of these Services shall be as specified in Exhibit
          W (or Article 3 if performed under an ASR) as applicable. The MJCS shall be delivered to Subcontractor thirty (30) days prior to the Delivery of each Aircraft or Option Aircraft and shall specify the specific Services described in Exhibits C and F which are to be performed on each Aircraft or Option Aircraft.
C.   MDC  shall  have the right to modify specific  Aircraft
     designations and Schedules as follows:
     1)   MDC shall have the right to substitute a different Aircraft for a previously designated Aircraft for Delivery on a scheduled Delivery Date by delivering written notice to Subcontractor:
          a)   on any date before the 60th day prior to such scheduled
               Delivery Date; or
          b)   on any date between the 59th day and the 25th day prior to such scheduled Delivery Date, if Subcontractor determines that such designation of a different Aircraft for delivery on such Delivery Date would not cause a material delay in the performance of the Services, or if there is a material delay and MDC accepts the cost consequences of such delay, if any;
          provided,  however, that in either  instance,  MDC
          shall  reimburse Subcontractor for any  reasonable
          incremental   engineering  costs  and   reasonable
          incremental labor costs and reasonable incremental parts
          costs   incurred   by   Subcontractor   in connection  with
          its performance of  the  Services solely  as  a  result of
          the substitution  of  the Aircraft.   MDC  shall provide
          such  reimbursement within  sixty  (60)  days  after  its
          receipt  of Subcontractor's  invoice setting forth  in
          detail the nature and amount of such costs.
     2)   MDC shall have the right to request, in writing, that
          Subcontractor perform the Services on Aircraft earlier than the dates listed in the Schedule, up to a maximum of four (4)
          additional Aircraft per year, commencing January 1, 1999. If Subcontractor determines that such request would cause a material delay in the performance of the Services, then within five (5) Business Days following MDC's request, MDC shall be notified in writing of the Delivery and Redelivery Dates for the Aircraft
          which have been affected.  Such new Delivery and Redelivery Dates will be negotiated by MDC and Subcontractor; provided, however, that the number of days in the Aircraft Visit based on the original Delivery and Redelivery Dates shall not be increased by virtue of such new Delivery and Redelivery Dates.
     3)   MDC may request in writing to Subcontractor not less than
          five (5) months prior to the scheduled Delivery Date of an
          Aircraft a delay in Delivery of any Aircraft by up to one hundred eighty (180) days. The Redelivery Date of such Aircraft shall be delayed by a number of days equal to the number of days by which the Delivery of the Aircraft was delayed by MDC. Additionally, if any such delay impacts the Scheduled Redelivery Date of other Aircraft, and if Subcontractor can demonstrate such impact to
          MDC's and Federal Express' reasonable satisfaction, then the
          Schedule shall be adjusted as mutually agreed by Subcontractor and
          MDC.
D.   Except   as   otherwise  provided  in  this  Agreement,
     Subcontractor shall provide Expendable and Consumable Materials, labor, facilities, materials, equipment, fixtures, production control, technical planning and administration, inspection,
     tooling (except DC-10 unique tooling and MDC unique tooling which will be provided by MDC as described in Exhibit X) and all other services necessary to perform the Services in accordance with the Specifications, the GMM, all current Aircraft manufacturer's manuals, FAA regulations, FARs and the provisions of this
     Agreement. Expendable or Consumable Material valued at more that $5.00/unit cost shall be, at MDC's option, provided or reimbursed by MDC.
E.   Intentionally omitted.
F.   Except as required to be performed by Subcontractor as part of the Services, with respect to maintenance of the Aircraft, during  the time that the Services are being performed,
     Subcontractor shall have responsibility only for minimum routine maintenance customarily performed on airplanes.
G.   Subcontractor warrants that it is, and that MDC has relied on and is entitled to rely upon Subcontractor as, an expert fully competent  in all phases of work involved in producing,
     supporting, and performing the Services provided hereunder. The Specifications define the requirements which each Aircraft must meet upon completion of the Services and Redelivery of each
     Aircraft  to  MDC and unless explicitly so  stated  the
     Specifications do not include or specify the manner or design as to which the Services are to be performed by Subcontractor.
     H.   Subcontractor agrees that MDC shall have the right
     to  store  up to Fifty (50) Aircraft at the  Conversion
     Facility  prior to Delivery.  Unless otherwise  agreed,
     Subcontractor has no obligation to perform any work  on
     stored   Aircraft.    In  the  event   that   MDC   and
     Subcontractor fail to reach agreement with  respect  to an aircraft  storage agreement or  such  agreement  is
     terminated,  MDC has the right to have  an  independent
     third   party  perform  storage  services   on   stored
     Aircraft.  Unless otherwise agreed, as between MDC  and
     Subcontractor,  MDC  shall assume  the  risk  of  loss,
     damage  or destruction of an Aircraft prior to Delivery
     and  agrees  to  release, defend,  indemnify  and  hold
     harmless   Subcontractor,  its  employees,   directors,
     officers, agents and subcontractors from and against all liabilities, claims, damages, losses, costs and expenses from all injuries to or death of any and all persons and for loss of or damage to any property, including loss of use thereof, arising directly or indirectly out of or in connection with the storage of the Aircraft prior to Delivery.
3)   ADDITIONAL SERVICES
     A. Subcontractor shall, during the term of this Agreement, perform such Additional Services as may be requested by MDC's Representative in writing and agreed to in writing by Subcontractor. Such written request shall be made on an ASR Form.
          The request shall set forth in detail the particular Additional Services requested to be performed on the Aircraft. Unless otherwise agreed by the parties, Subcontractor shall, as soon as practicable, but in any event not later than three (3) Business
          Days following MDC's request for Additional Services, advise MDC of its ability to perform the Additional Services in accordance with MDC's request and a date by which Subcontractor can provide the following to MDC (the "Final Response") (which date shall not exceed five (5) days from the date of the ASR Form):
          1) Any anticipated changes in the scheduled Redelivery Date due to such Additional Services; and
          2) Any additional charges resulting from Subcontractor's performance of the Additional Services including, but not limited to, all Parts costs, equipment costs, labor costs and other costs including but not limited to costs arising from design, production, inspection, planning, liaison engineering, stress engineering, administration, scheduling impacts, if any, associated with the Additional Services being requested.
          Within ten (10) Business Days following MDC's receipt of the Final Response, MDC's Representative shall notify
          Subcontractor in writing of its acceptance or rejection of the Final Response. Once agreed to and executed by both parties, the executed ASR shall amend this Agreement in accordance with its terms.
     B. The charge for Additional Services will be determined on a fixed price basis pursuant to the Final Response unless MDC elects to have such Additional Services performed on a time and material basis. The labor rate for Additional Services performed on a time and material basis shall be at the labor rate established in "Pricing," Exhibit
"W." The labor rate for 1998 and for subsequent years shall be escalated in accordance with the touch labor element, Touch Labor Escalation Index, set forth in Exhibit V. If Subcontractor agrees to perform Additional Services, but is unable to provide an estimate for the Additional Services, MDC may elect to authorize a block of man-hours to initiate the performance of such Additional Services ("Block Manhour Approval"). Subcontractor shall not exceed the Block Manhour Approval without the prior written approval of MDC's Representative. In the event Subcontractor has exhausted the Block Man-hour Approval, and MDC has not provided written approval for additional man-hours, Subcontractor is not obligated to complete any such Additional Services.
     C. Any special items or conditions which would be applicable to the performance of such Additional Services, (including, for example, location, warranty terms, etc.) shall be noted in the ASR.
D. No request for Additional Services shall be valid and the performance of such Additional Services is not authorized under this Agreement unless the applicable ASR Form has been executed by MDC's Representative and Subcontractor.
     E. Additional Services provided pursuant to this Article shall become part of the Services with respect to the affected
          Aircraft. Subcontractor will not be obligated to provide such Additional Services until MDC has accepted in writing the Final Response or notified Subcontractor in writing to proceed on the basis of time and materials. Upon execution of the ASR by both parties, this Agreement shall be deemed amended.
     F. In the event MDC elects not to have Subcontractor accomplish a portion of the Additional Services indicated on an executed fixed price ASR, Subcontractor shall reasonably determine a prorated price reduction on that ASR for that specific Aircraft based on the scope of the Additional Services that Subcontractor is not required to perform. Subcontractor shall issue a credit for the appropriate amount applicable to that specific Aircraft.
          If MDC elects not to have Subcontractor accomplish any of the Additional Services indicated on an executed fixed price ASR, Subcontractor shall issue a credit for the full value of such ASR applicable to the specific Aircraft affected.
     G. Notwithstanding any other provisions in this Article 3, if during the performance of each of the Services in Exhibits H and K, including all attachments, (i.e. each specific work card), Subcontractor determines that non-routine tasks are required, (e.g. corrosion repair, etc.), and Subcontractor determines that such non-routine tasks can be performed in less than fifty (50) hours, then the labor for such non-routine tasks shall be accomplished by Subcontractor as part of the Services at no additional charge to MDC. Any Parts required to complete such non-routine tasks shall be provided by MDC. If such non-routine tasks will require greater than fifty (50) hours to complete, then such non-routine tasks shall be accomplished as an Additional Service in accordance with the procedures set forth in this Article 3, and the total hours charged to MDC shall be the total mutually agreed number of hours less fifty (50) hours. Subcontractor specifically acknowledges and agrees that the fifty hour non-routine labor contribution is meant to apply to each individual work card (i.e.
          if four work cards each require fortyfive (45) hours of non-routine tasks, the non-routine tasks on each work card shall be provided without charge).
     H. Any changes that occur to the GMM after the date of execution of this Agreement, which impact the Services in such a way to affect schedule and/or materially affect the price, shall be treated as an amendment to the Agreement. However, notwithstanding the foregoing, Subcontractor will comply with changes to FARs, law or any other regulation which do not affect the content of an MJCS for a period of time up to and including the Redelivery of twelfth (12) Aircraft, at no additional charge to MDC. After Redelivery of twelfth (12) Aircraft, Subcontractor and MDC agree to mutually re-evaluate the status of future regulatory changes.

4)   PRICE AND PAYMENT
     A.   Prices for the Services are set forth in Exhibit W.
     B.   Payment for the Services with respect to each Aircraft shall be in accordance with xhibit W.  All prices are subject to escalation in accordance with Exhibit "V," "Price Adjustments for Fluctuations in the Economy," except prices for Additional
          Services pursuant to an ASR.  Prices for Additional Services shall not be subject to escalation unless expressly set forth in an applicable executed ASR Form.
     C.   Payment for Subcontractor charges for Additional Services
          are payable within thirty (30) days from the date of an invoice which complies with the requirements of Paragraph 4.E. in all respects, as long as such invoice is sent by Federal Express
          Service (overnight ) to the address set forth in Article 11 or via facsimile.
     D.   All  payments made by MDC to Subcontractor  under  this
          Agreement shall be in U.S. Dollars made to the following address:
               Dimension Aviation, Inc.
               Goodyear Municipal Airport
                1658 South Litchfield Road  Hanger 52
               Goodyear, Arizona  85338
     E. Invoices for Services, including the Additional Services, for each Aircraft shall be itemized by each separately priced
          Service or Additional Service, as the case may be, and shall be submitted to the applicable address set forth in Article 11
          "NOTICES" hereof.  Invoices shall also contain the following: 1)
          An identification of the ASRs authorizing the Additional
               Services performed by Subcontractor;
          2) A separate identification of the Services performed on the Aircraft, including Subcontractor's (or Sub-Subcontractor's) job number, the registration number and factory serial number of the Aircraft on which the Services were performed, the Delivery Date and Redelivery Date of the Aircraft;
          3) For time and material Additional Services, an identification of all Parts used in performing the Services including nomenclature, part number, quantity, Aircraft and generating item. Such identification shall be set forth on the ASRs, copies of which will be attached to the invoice;
          4) For time and material Additional Services, a separate, itemized account recorded on the ASR of all charges associated with performance of such Additional Services, identifying the direct labor man-hours, materials and fees separately for all such
               Services and Additional Services; and
          5) For time and material Additional Services, an itemized account of all charges associated with Subcontractor's use of Subcontractors and suppliers, including direct labor, materials and transportation, with an attached invoice from each Subcontractor and supplier identifying the nature of the Additional Services performed and the date(s) and location(s) at which the Additional Services were performed and the price to Subcontractor of any Parts or equipment purchased by Subcontractor from any supplier or Sub-
               Subcontractor.
     F. Subcontractor shall keep full and accurate records of all man-hours, material cost, subcontractor's charges and any related charges incurred and billed in connection with the time and material Additional Services performed for each Aircraft under this Agreement, which record shall be open to audit by MDC, Federal Express or any authorized representative of either of them until one (1) year after Redelivery of such Aircraft.
          Subcontractor will require its Sub-Subcontractors to maintain similar records which shall also be open to audit by MDC, Federal Express or any authorized representative of either of them until one (1) year after Redelivery of each applicable Aircraft;
          provided, however, that the foregoing shall not apply to parts manufactured by Sub-Subcontractors.

5)   DELIVERY OF SERVICES
     A.   Delivery and Redelivery of the Aircraft.
          1)   MDC shall cause each Aircraft to be delivered to the
               Conversion Facility.  Subcontractor agrees that delivery by MDC of
               Aircraft to a storage site located at the Conversion Facility shall not constitute Delivery to the Conversion Facility under this Agreement.  Subcontractor agrees that Delivery of Aircraft directly into the Conversion Facility (without delivery to the storage site) shall constitute Delivery of Aircraft by MDC.
               Subcontractor agrees that Delivery of Aircraft from the storage site to the Conversion Facility shall constitute Delivery of
               Aircraft by MDC.  At the time of Delivery each Aircraft shall be configured in its then current configuration.  Subcontractor shall
               complete the Services and Redeliver each Aircraft to MDC at the
               Conversion Facility in accordance with the Schedule.
          2)   In the event any discrepancies are identified prior to or
               during the flight to the Conversion Facility which are not required to be corrected as a part of the performance of the
               Services, the parties acknowledge and agree that, as between MDC and Subcontractor, the cost of correcting such discrepancies shall
               be borne by and be the responsibility of MDC.  In the event that
               MDC engages Subcontractor to correct such deficiencies, such engagement shall be pursuant to an ASR.
     3) If a relocation of the Conversion Facility is requested by Subcontractor, Subcontractor shall be responsible for any and all commercially reasonable costs and expenses incurred by MDC and/or Federal Express as a result of (i) the relocation of the
          Conversion Facility or (ii) the performance of the Services at more than one Conversion Facility.
     4)   Such costs and expenses shall specifically include, but not be limited to:
          a)   relocation of any Aircraft, Federal Express or MDC Supplied
               Parts, or any other part, item or material from the Conversion
               Facility to another facility approved by MDC; and
          b)   any incremental costs incurred by MDC as a result of the
               Services being performed at more than one Conversion Facility
               (i.e. expenses related to additional employees required on site,
               etc.).
          Nothing contained in this Section 5.A.3) shall  be
          construed  (i)  as  the  consent  of  MDC  to  the
          performance of any of the Services at any facility other
          than  the  Conversion  Facility  and   said relocation shall
          only be permitted with the  prior written  consent  of  MDC,
          which  shall  not   be unreasonably   withheld  or  (ii)
          as   requiring Subcontractor to reimburse MDC for any costs
          other than those solely related to the Services provided hereunder.
     5) Upon Delivery of each Aircraft, MDC and Subcontractor shall make a ground inspection of such Aircraft. Following such inspection, Subcontractor shall complete, execute and deliver to MDC an Aircraft Delivery Receipt.
     6) Prior to the performance of the Services, Subcontractor shall remove all fixtures, instruments and other equipment from the applicable Aircraft determined by Subcontractor to be susceptible to damage or theft during the performance of the Services. Subcontractor shall promptly provide to MDC a list of such items and Subcontractor agrees, at no additional charge to MDC and at Subcontractor's risk of loss, to provide adequate security and storage space for such items until completion of the Services on such Aircraft or, if requested by MDC, to return such items to MDC or its designee at MDC's expense. Prior to Redelivery, Subcontractor shall re-install all such items in its possession on the applicable Aircraft as required by the Specifications.
     7) As between MDC and Subcontractor, MDC shall be responsible for the costs and expense of providing a vendor to de-fuel the Aircraft at Delivery and re-fuel the Aircraft at Redelivery and to de-fuel and re-fuel the Aircraft at any other time during an Aircraft Visit. As between MDC and Subcontractor, the cost of any fuel required shall be paid by MDC. Subcontractor shall provide all personnel and support necessary for all re-fueling and de-fueling required of the Aircraft.
B.   Redelivery of the Aircraft.
     1) Upon completion of the Services on an Aircraft and the testing described in Article 20, Subcontractor shall Redeliver the Aircraft to MDC at the Conversion Facility in accordance with the provisions of this Agreement. At the time of Redelivery, Subcontractor shall assist MDC in verifying that all applicable attachments and supporting documentation for such Aircraft are complete. Upon Redelivery, MDC shall execute and deliver to Subcontractor a Certificate of Acceptance for the redelivered Aircraft. Subcontractor's Redelivery of an Aircraft to MDC and
          MDC's signature constituting the airworthiness release shall constitute a certification by MDC that:
          a)   The Aircraft's Maintenance Log will have received all
               appropriate entries required by applicable law, the GMM and this
               Agreement, including the airworthiness release signature and a maintenance release each signed by MDC's duly authorized representative;
               b)   All requested Services shall have been completed and
                    appropriately documented and shall have been performed in conformance with all applicable FARs and the GMM; and
               c)   All Services shall have been performed in accordance with
                    the provisions of the Specifications and all provisions of this
                    Agreement and the Services performed shall not have adversely affected the operation of systems or components not encompassed within the Services.
     C.   Flight Maintenance Services
          1)   As part of the Services, Subcontractor shall provide, at no additional cost to MDC, the following services:
               a)   required preflight preparation consisting of, but not
                    limited to, a general cleaning of the interior of the Aircraft, servicing of the lavatory and the cleaning of the exterior windows and those areas required for inspection of the
 Aircraft
                    following execution by MDC of a Certificate of Acceptance;
 and
               b)   at Delivery and Redelivery, the ground handling, including towing and repositioning of an Aircraft and the provision of sufficient ground support equipment at Delivery and
 Redelivery
               c)   at Redelivery, completion of the Federal
Express Service Check.

6)   TAXES, CUSTOMS, AND DUTIES
     A.   Subcontractor's price for Services and Additional Services shall be inclusive of any and all Taxes (currently imposed or subsequently enacted) pertaining to goods and services provided
          by Subcontractor that are imposed by any taxing jurisdiction in connection with this Agreement, including but not limited to Taxes occasioned by the sale, lease, delivery, transfer, storage, use, consumption, manufacture, production, importation, or exportation of any goods or services for the purpose of any Services and Additional Services provided that MDC furnishes Subcontractor a valid state tax exemption certification.
     B.   Notwithstanding the preceding, Subcontractor shall not be
          required to pay to MDC any United States (federal, state or local) Taxes measured by MDC's net income, capital or both; or payroll or employment taxes imposed on MDC with respect to MDC's employees.
          C.    In  addition, Subcontractor's price for  Services
          and  Additional  Services shall  be  inclusive  of
          any customs,  duties, and related brokerage,
          freight,  and other  charges or fees (including
          related interest  and penalties)  which  are imposed
          in connection  with  any goods  or  services
          provided by Subcontractor  to  MDC pursuant  to  this
          Agreement.  MDC will  apply  and/or arrange for any
          licenses or documentation necessary  to support
          or   permit  the  importation  of   aircraft,
          materials,   or  components  delivered   hereunder
          to Subcontractor's  modification  center  or  work
          site. Subcontractor  will furnish such data  and
          information and  render  such  assistance  as  may
          reasonably   be requested in connection therewith.
          D.    It  shall  be  Subcontractor's responsibility
to
          promptly  pay  to or reimburse MDC, upon MDC's
          demand, any  Taxes, customs, or duties that are
          imposed on  MDC by  any  taxing jurisdiction or
          customs authority  that Subcontractor  has  agreed to
          pay  Subcontractor  shall promptly notify MDC, in
          writing, if a claim is made  by any  jurisdiction for
          any Taxes, customs, or duties for which
          Subcontractor  has  assumed  responsibility  for
          payment pursuant to this Article 6.  In the event
          that such Taxes, customs or duties are levied,
          assessed,  or imposed  on  MDC, MDC shall promptly
          give Subcontractor notice  of  such  Taxes, customs,
          or duties,  whereupon
          Subcontractor  shall  promptly pay  and  discharge  the
          same,  or  if  permitted by law and requested  by  MDC,
          shall contest such liability before payment.  MDC  also
          shall  have  the  right to participate in  any  contest
          conducted  by  Subcontractor with  respect  to  a  Tax,
          custom, or duty for which Subcontractor has assumed responsibility for payment pursuant to this Article 6,
          including  without  limitation  the  right  to   attend
          conferences with taxing or customs authorities and  the
          right to review submissions to the taxing or customs authorities or any court to the extent such contest does not involve, or can be separated from, the contest of any other Taxes or issues unrelated to the Services and
          Additional  Services described in this  Agreement.
          Subcontractor  agrees  to comply  with  any  reasonable
          written   request  by  MDC  regarding  payments   under
          protest, claims, litigation or proceedings with respect to any  such  Taxes, customs, or duties.  Any  payment made
          by MDC of such Taxes, customs, or duties will  be made
          upon protest if so directed by Subcontractor.   If payment
          is made, MDC will, at Subcontractor's expense, take such action as Subcontractor may reasonably direct to recover such payment.

7)   EXCUSABLE DELAYS
     A.   Neither party shall be responsible to the other party for
          any excusable delay ("Excusable Delay") in the performance of its respective duties under this Agreement. An Excusable Delay shall be deemed to have occurred if a party's delay in performance is due to causes such as an act of God, partial or complete
          destruction of the Aircraft, court actions and orders, acts of public enemies, acts of any kind of the government of the United States, or any state or other subdivision thereof, war, natural disaster, insurrection or riots, civil commotion, fire, floods, plagues, epidemics, strikes, lock-outs, organized labor action resulting in a slowdown or interruption of work, inability after due and timely diligence to seasonably procure material,
          accessories, equipment or parts or qualified labor or without limitation by enumeration of the foregoing any other causes beyond such party's reasonable control and not occasioned by the intentional acts or omissions or negligence of the relevant party. None of the foregoing shall be considered an Excusable Delay if the cause of any such delay can be cured by the applicable party in any commercially reasonable legal way including, but not limited to, the payment of commercially reasonable amounts of money.  Both parties shall use their best efforts to inform the other by written notice in the event of the occurrence of an Excusable Delay and the probable extent of such delay and shall from time to time thereafter notify the other party of any material development relating to such delay or the cause thereof.
          The relevant party shall take all reasonable steps to mitigate the effects of any such delay.
     B.   Notwithstanding any rights Subcontractor may have to take
          other action, Subcontractor shall not be held responsible for, nor be deemed to be in default on account of, delays in the
          performance of this Agreement due to failure of MDC to deliver to the Conversion Facility any Federal Express Supplied Parts or MDC Supplied Parts or to respond in a prompt manner under the terms of
          Article 3. hereof or to take any other action required hereunder.
     C.   Upon the occurrence of an Excusable Delay, this Agreement
          shall remain in full force and effect during the period of such Excusable Delay so long as the same does not extend beyond ninety
          (90) days, and the scheduled Redelivery Date of each Aircraft affected by such Excusable Delay shall be extended and modified accordingly. If any Excusable Delay lasts for more than ninety
          (90) days;
          1)   this Agreement may be canceled by either party by written
               notice as to one or more affected Aircraft in which case neither party shall have any liability whatsoever other than in respect of
               work already performed and substantiated with respect to this Agreement as to the terminated Aircraft; and
               2)   if the Agreement is not terminated, then both
               parties shall use diligent efforts to ensure
               that the  time requirements of the Schedule are
               amended to     reflect   a  mutually  acceptable
               completion
               schedule.
          D.     Notwithstanding  the  foregoing  or  any
other
          provision  of  this  Agreement,  MDC  shall   have
          no obligation   to  Deliver  any  affected   Aircraft
          to Subcontractor in the event MDC or its customer
          Federal Express  reasonably determines that an
          Excusable  Delay could  arise  during the Aircraft
          Visit  of  any  such Aircraft  and  that such
          Excusable Delay would  prevent such Aircraft from
          being Redelivered in accordance with the   Schedule.
          Any  delay  in  performance  of  this Agreement
          caused  by  MDC's  failure  to  Deliver   an Aircraft
          pursuant  to  this  Paragraph  D   will   be
          considered an Excusable Delay.
          E.    If  MDC  terminates  this Agreement  pursuant
to
          Paragraph C above due to an Excusable Delay meeting
          the requirements  of Paragraph A above that
          constitute  an act  of  God,  partial or complete
          destruction  of  the Aircraft,   acts  of  public
          enemies,   war,   natural disaster, insurrection of
          riots, civil commotion, fire, floods,  plagues  or
          epidemics, beyond  Subcontractor's reasonable
          control   and  not   occasioned   by   its
          intentional acts, omissions or negligence, then in that case, the maximum MDC shall be liable for other than in respect of work already performed and substantiated with respect to this Agreement is $1,600,000.

8)   WARRANTY
     A.   Subcontractor's Warranties
          1)   With  respect to the performance of the
Services,
               Subcontractor warrants to MDC that such Services and all Subcontractor Supplied Parts used in connection with the
 Services
               shall, at the time of the Redelivery of each Aircraft to MDC, be free from:
               a)   Defects in material and workmanship;
               b)   Defects in design, except to the extent the design was
                   furnished by MDC or Federal Express;
c) Defects caused by installation of any Part in a manner not in accordance with the instructions of the manufacturer of such Part; and
               d) Defects arising from failure to conform to the description of the Services set forth in the Specifications or any
 ASR Form
                    executed by MDC and Subcontractor after the date of this Agreement.
          2) Additionally, Subcontractor warrants to MDC (a) that Subcontractor has good title to all Subcontractor Supplied
 Parts, and
               other items otherwise supplied by Subcontractor under this Agreement to MDC and (b) that such Subcontractor Supplied Parts and other items otherwise supplied by Subcontractor under this Agreement to MDC are merchantable and fit for their intended purpose.
          3) The warranty set forth herein will survive technical acceptance of the Services only upon the conditions and subject
               to the limitations set forth in this Article 8.
          4) Subcontractor also warrants that at the time of Redelivery by Subcontractor to MDC all documents provided to MDC pursuant to this Agreement shall be free from errors and omissions, excluding
               any data provided in any form whose source is data and/or manuals and/or documents of any form obtained from the previous owner of the Aircraft. Subcontractor's liability under this Paragraph
 A.4)
               is limited to replacement during the first sixty (60) months after redelivery of the last Aircraft to Federal Express by MDC under this Agreement with a similar Subcontractor document or page thereof free from the error in question. If such an error poses a
               severe material operational limitation or restriction to Federal
               Express, Subcontractor shall use its commercially reasonable efforts to provide to Federal Express within twenty four (24) hours following receipt of notification to Subcontractor by MDC and/or Federal Express that the condition exists, a temporary page
               correction, or replacement data and if this is not possible, a corrective action plan indicating when such data will be provided.
     B.   Condition of Warranties
          1) Except as expressly set forth herein, Subcontractor's warranties set forth shall be effective for the following periods:
               a) as to Subcontractor Supplied Parts and Sub-Subcontractor Parts, the warranty period shall commence upon the redelivery to
                    Federal Express by MDC of the Aircraft upon which the Subcontractor or Sub-Subcontractor Part is installed, and shall
                    continue for forty two (42) months thereafter. With respect to
                    Subcontractor or Sub-Subcontractor Parts repaired or overhauled by
                    Subcontractor or any Sub-Subcontractor any remaining warranty period shall apply to a repaired part, and for an overhauled part either the remaining warranty period or twelve (12) months, whichever is longer, shall apply (with respect to
 Subcontractor
                    Supplied Parts with shelf-life limitations, the warranty period shall be the period of the manufacturer's warranty, such period to commence upon Redelivery of the Aircraft); and
               b) as to Services performed on an Aircraft, the warranty period shall commence upon redelivery to Federal Express by MDC of such
                    Aircraft and continue for forty two (42) months thereafter.
     C.   Limitations to Warranties.
          Notwithstanding any other provisions hereof,
          Subcontractor shall have no obligation under this
          Article 8 if MDC or Federal Express:

          1) following Redelivery, has not operated and maintained the warranted item in accordance with the FARs, manufacturers' recommendations, and Federal Express' Engineering Maintenance Program Specification (Federal Express Engineering Report
 84013);
               or
          2) following Redelivery, has not used the warranted item under normal operating conditions or has subjected such item to misuse,
               abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, storage, transportation or handling by anyone other than Subcontractor
 or
               its Sub-Subcontractors; or
3) has not notified Subcontractor in writing within ninety (90) days of its or its agent's discovery of the defect in the warranted item, provided, however, that a failure by MDC or Federal Express to provide such notice shall not entitle Subcontractor to reject any warranty claims unless such failure has an adverse material impact on Subcontractor's ability to honor such warranty claim.
     D.   Wear and Tear
          1) Normal wear and tear and the need for regular overhaul shall not constitute a defect or failure under this warranty.
     E.   Warranty Repairs
          1) Subcontractor shall replace or repair, at Subcontractor's expense, any warranted Subcontractor Supplied Part and shall correct any portion or all of the Services which in the reasonable determination of MDC are defective. Subcontractor shall also be obligated to repair or replace any other item which has suffered damage directly caused as a result of a defective Subcontractor Supplied Part or Service which damage occurs within sixty (60) days following the redelivery date of each Aircraft to Federal Express by MDC.
     2) Notwithstanding any other provisions contained herein, MDC reserves all of its rights and remedies under this Agreement and in no event shall the acceptance of warranty services set forth in this Article 8 be deemed to constitute a waiver of the right to future warranty claims against the same Subcontractor Supplied
          Parts or Services provided the defect and repair required are still, in the reasonable judgment of MDC, within the scope of the warranty and the limitations set forth in Article 8.
F.   MDC Warranty Repairs
     1) If Subcontractor cannot perform within a reasonable time the replacement or repair referred to in this Article 8 or if it is, in the opinion of Subcontractor, not feasible for Subcontractor or its Sub-Subcontractors to perform the replacement or repair, MDC and/or Federal Express will be authorized, upon Subcontractor's prior written consent, to perform the replacement or repair or have the replacement or repair performed at Subcontractor's expense ("MDC Warranty Repairs").
     2) Notwithstanding the foregoing, if for valid operational reasons (in the reasonable business judgment of MDC and/or Federal Express) there is insufficient time to obtain Subcontractor's prior written consent, MDC and/or Federal Express may perform such replacement or repair without Subcontractor's prior written consent. In all such events, it shall be MDC's and/or Federal
          Express' responsibility to certify the business operational requirements which rendered it impracticable to obtain
          Subcontractor's prior written consent and to demonstrate to Subcontractor's reasonable satisfaction that any warranty claim based upon such repair is a valid warranty claim.
     3) In the event that MDC and/or Federal Express performs such replacement or repair hereunder, Subcontractor shall have the option of staffing such replacement or repair with such technical representatives as it deems necessary to monitor the repairs. Upon receipt of MDC's and/or Federal Express' claim for reimbursement with respect to MDC Warranty Repairs, Subcontractor shall reimburse MDC and/or Federal Express for an amount equal to the lesser of:
          a) MDC and Federal Express direct cost for all Parts and materials incorporated in such repair or replacement plus all reasonable direct labor cost and all reasonable transportation cost incurred by MDC and Federal Express in the performance of Warranty Repairs. Subcontractor will establish reasonable standard labor hours therefor and will reimburse MDC and/or Federal Express for such standard hours at MDC's and/or Federal Express' direct labor rate (average hourly labor rate, exclusive
               of fringe benefits, applicable to employees performing warranty repairs) plus a burden of not to exceed fifty percent, provided such amounts shall in no event exceed two hundred percent of Subcontractor's direct labor rate. If MDC's and/or Federal Express' actual labor hours substantially exceed the standard labor hours established by Subcontractor, the parties will negotiate to establish new standard labor hours, taking into consideration the actual labor hours incurred by MDC and/or Federal Express and other operators of DC-10 aircraft in making
               similar corrections; or
          b) the amount which Subcontractor would have charged MDC and/or Federal Express for such repair or replacement had
 Subcontractor
               performed such repair or replacement and if such repair or replacement were not under warranty, which amount shall be provided to MDC and/or Federal Express with reasonable documentation to verify such amount to MDC's and/or Federal Express' reasonable satisfaction.
          Subcontractor shall reimburse MDC and/or Federal
          Express within sixty (60) days for any amounts due and owing to MDC and/or Federal Express pursuant to this
          Article 8.
     G.   Assignment of Warranties
          1) Subcontractor agrees to assign and does hereby assign to MDC any and all assignable warranties, service life policies and patent indemnities of manufacturers, suppliers and Sub Subcontractors other than Subcontractor which arise in connection
               with the Services or Additional Services, and, upon MDC's request,
               Subcontractor shall provide to MDC reasonable assistance in enforcing MDC's rights under such warranties, service life policies and patent indemnities. Upon MDC's request, Subcontractor shall give notice to any such manufacturers, suppliers and Sub-Subcontractors of the assignment of such warranties, service life policies and patent indemnities.
          2) For those Subcontractor Supplied Parts that are acquired by Subcontractor from Sub-Subcontractors installed on the
 Aircraft
               during the performance of the Services, (the
 "Sub-Subcontractor
               Warranty Parts"), in the event of a default by the supplier of such Sub-Subcontractor Warranty Parts in the performance of any material obligation under any applicable warranty from such supplier, or in the event of a disclaimer of responsibility by such supplier for any defect constituting a breach of such warranty and upon timely notice thereof to Subcontractor, the warranties and all other terms and conditions of this
 Article 8
               shall become applicable as if such Sub-Subcontractor Warranty Parts had been manufactured by Subcontractor except that the warranty period shall be the warranty period as set forth herein
               or the supplier's warranty period, whichever is shorter, and all transportation costs associated with such Sub-Subcontractor Warranty Parts shall be borne by MDC. Subcontractor shall use commercially reasonable efforts to obtain from its Sub Subcontractors warranties at least as favorable as those provided
               by Subcontractor to MDC herein.
     H.   Warranty Procedures
          1) All warranty claims shall be submitted in writing to Subcontractor's Warranty Administrator at Goodyear, Arizona,
 and
               shall include the identity of the part or document involved, including Subcontractor's part number or identification number, nomenclature and the quantity claimed to be defective; the identity of the Aircraft from which each part was removed or which
               document applies; the date the claimed defect became apparent to
               MDC or its agents; the total flight hours accrued on the part at the time the claimed defect became apparent to MDC; and a description of the claimed defect and circumstances.
          2) MDC shall pay all costs of transportation of any defective part or document returned to and from Subcontractor's facility in Goodyear, Arizona. In the event such returned part or document is
               defective, Subcontractor shall reimburse MDC for the actual transportation costs for such defective parts or documents to
 and
               from Subcontractor's facility.
          3) Subcontractor shall approve or disapprove in writing MDC's warranty claim within forty five (45) days following receipt of such claim. In the event that Subcontractor does not respond to such claim within such forty-five (45) day period, the claim shall
               be deemed accepted.

9)   INDEMNIFICATION AND LIMITATION OF LIABILITY
          A. Subcontractor shall indemnify, defend, and hold harmless MDC, its officers, directors and
          employees from   any   and  all  liabilities,
          damages,   losses, expenses,   claims,   suits  or
          judgments,   including reasonable attorneys' fees and
          expenses, for the death of or bodily injury to any person and for the loss of, damage to, or destruction of any property to the
          extent arising out of the performance by
          Subcontractor of its obligations hereunder or the breach of the Warranty or any other provision of this Agreement by Subcontractor, its  agents,
          employees or Sub-Subcontractors or any person for whose acts or omissions Subcontractor, its agents,
          employees    or    Sub-Subcontractors
          are
          responsible;  provided,  Subcontractor  shall  not
be
          liable under the provisions of this Paragraph 9.A.
          for any liabilities, damages, loss, expenses, claims, suits or judgments arising solely from the negligence or willful misconduct of MDC's employees.  The intent  of this  Article  9.A. is
          that, if there is any  liability attributable  to
          the joint negligence and/or willful misconduct of Subcontractor and MDC, Subcontractor will, in the first instance, assume responsibility for payment of such liability. Notwithstanding anything in this clause or Agreement to the contrary, however, Subcontractor shall have the right to assert a claim against  and  recover from MDC to the extent
          of MDC's proportionate fault for any contributory negligence or willful misconduct of MDC; provided, however, that MDC will not be bound by the terms of any underlying settlement or judgment with respect to such liability unless MDC has consented  in  writing  to  be  bound thereby.
          B.    MDC  shall  indemnify, defend, and hold
harmless
          Subcontractor,  its officers, directors  and
          employees from   any   and  all  liabilities,
          damages,   losses, expenses,   claims,   suits  or
          judgments,   including reasonable attorneys' fees and
          expenses, for the death of or bodily injury to any person and for the loss of, damage to, or destruction
          of any property to the extent arising   solely   from
          the  negligence   or   willful misconduct  of  MDC's
          employees in the performance of MDC's obligations hereunder.

10)  TECHNICAL DATA
     A.   Technical Data may be provided to Subcontractor during the term of this Agreement.  All information contained in the
Technical Data is owned by MDC, Federal Express or a third party and is proprietary and confidential to such party; and, except as expressly provided herein, is furnished solely for use in the performance of Subcontractor's obligations under this Agreement and not for disclosure to any other party or for any other use. Subcontractor agrees to use its best efforts to protect and maintain the proprietary and confidential status of the Technical Data. In the event it is necessary to disclose Technical Data to third parties, Subcontractor agrees that it will impose upon third parties to whom such disclosures are made obligations no less  stringent than those set forth in this Agreement. Subcontractor agrees to furnish evidence of said third party Agreement to MDC. Except as may otherwise be provided herein, any information in the Technical Data which can be shown to be in any of the following categories shall lose its confidential status upon such a showing:
          1)   that which is in the public domain at the time  of
               disclosure;
          2) that which later becomes a part of the public domain by publication or otherwise, except by breach of this Agreement or any third party under an obligation of confidence;
3)   that which Subcontractor can establish by competent proof
was in its possession at the time of disclosure and was not
acquired directly or indirectly from the disclosing party or from a third party under an obligation of confidence:
          4)   that which Subcontractor lawfully receives from third
               parties on a nonconfidential basis; and
5)   that which is independently developed by Subcontractor
without the use of the Technical Data furnished by the
disclosing party under this Agreement.
          Subcontractor  agrees  not  to  use  any  of  the
          MDC Technical Data for so long as such information
          remains in  a confidential status except for the
          performance of Services  under this Agreement.
          Technical  Data  shall be  identified with an
          appropriate legend,  marking  or stamp   or   other
          positive  written  identification; provided,
          however,  that  failure  of  the  disclosing party
          to  mark,  stamp or identify any Technical  Data
          shall  have  no  effect on the confidential  status
          of such  Technical Data if the recipient knew,  or
          should reasonably  have  known,  that  the
          disclosing   party considers such Technical Data to
          be confidential.

     B.   Injunctive Relief
          1) The parties agree that in the event Subcontractor violates or threatens to violate the provisions of this Article 10 as it pertains to the Technical Data, MDC may be entitled to obtain from a court of competent jurisdiction preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising from such violation which rights and remedies shall be cumulative and in addition to any other rights or remedies at law or in equity to which MDC may be entitled.

11)  NOTICES
     All notices, approvals, requests, consents, invoices and other communications given pursuant to this Agreement shall be  in  writing and shall be deemed to have been
     duly given when received if hand-delivered, sent by telex, sent by courier or Federal Express service or sent by certified  or registered mail, addressed as
     follows:
          If for MDC:
               McDonnell Douglas Corporation
              3855 Lakewood Blvd., MC:  D035-0035
               Long Beach, CA  90846
               Attn:  Sam Fasheh
               Supplier Management - Product Support
               Phone:  (562) 982-9309 or (562) 593-9454
               Fax:  (562) 593-5709 or (562) 593-4785
          If to Subcontractor:
               Dimension Aviation, Inc.
               Goodyear Municipal Airport
               Hangar 521658 South Litchfield Road
               Phoenix, AZ  85338
              Attn:  Thomas F. Derieg
               Phone:  TBD   Fax:  TBD
12)  ASSIGNMENT
     This  Agreement shall inure to the benefit of and be
     binding upon each of the parties and their respective successors and assigns, but neither the rights nor the duties of either party under this Agreement may be voluntarily assigned, in whole or part, without the prior written consent of the other party, which is not to be unreasonably withheld. Either party shall be entitled to assign all or part of this Agreement to a wholly-owned subsidiary; and MDC may, without Subcontractor's consent, assign all or part of its rights and obligations under this Agreement, without recourse against MDC, to an entity into which is placed all or  part of
     MDC's   commercial   aircraft  business.    Upon   such
     assignment, Subcontractor will look exclusively to such assignee for performance under this Agreement;
     provided that under no circumstances shall the foregoing be considered as releasing any party from any of its obligations under this
     Agreement.

13)  CHANGES
     A.   The terms and conditions of this Agreement may be amended
          from time to time by means of:
          1)   An ASR, pursuant to the provisions of Article 3.
          2)   by other written amendments duly signed by both parties;
          The ASR, and such other written amendments shall not be
          binding  on  either party until signed by  the  Federal
          Express   Representative,   MDC   Representative    and
          Subcontractor,   and  upon  being   so   signed   shall
          constitute amendments to this Agreement in accordance with the provisions of this Article 13.
     B. MDC's Engineering and Technical personnel may, from time to time, render assistance or give technical advice to, or effect an exchange of information with, Subcontractor's personnel in a liaison effort concerning the Services. Such assistance, advice, or exchange of information shall not be considered a request for Additional Services nor shall such exchange allow Subcontractor to deviate in any manner from the provisions of this Agreement. Additional Services shall only be authorized if they are directed in writing by those persons authorized to give such an order as specified in Article 3. Subcontractor's compliance with any order, direction, interpretation or determination, either written or oral, from someone other than a person designated as being authorized to issue change orders shall be at Subcontractor's risk and MDC shall not be liable or otherwise responsible for any resulting cost increase, delay in performance or nonconformance by Subcontractor with the provisions of this Agreement.

14)  DOCUMENTATION
     A.   Right of Review
          At all times during the term of this Agreement, on a non-interference basis, MDC and Federal Express reserve the  right  to  review all available  modification
          and maintenance  documentation including, but  not
          limited to,   drawings,  maintenance  work  cards,
          engineering orders  and manual revisions to ensure
          compliance  with the Specifications.  At no
          additional charge and at the request of MDC or
          Federal Express, Subcontractor  shall provide  copies
          of such documentation  to  the  FAA  if required  by
          the FAA for addition of the Aircraft  onto Federal
          Express' operations specifications. Subcontractor
          shall promptly provide any  additions  or
          clarifications   to   any   applicable
          Subcontractor documentation to the extent required by this Agreement or the FAA related to the performance of the Services.

15)  APPLICABLE LAW
     This Agreement shall be construed and the performance hereof shall be determined according to the laws of the State of New York, United States of America, excluding its laws regarding conflict or choice of law.

16)  PARTS AND MATERIALS
     A.   Parts
          1) In the event that a Subcontractor Supplied Part is not available in accordance with Subcontractor's modification plan, Subcontractor shall use its commercially reasonable efforts to establish a "work-around" plan which will enable such Subcontractor Supplied Part to be installed at a later date prior
               to the Scheduled Redelivery Date of the affected Aircraft, provided, however, that nothing contained in this Article 16 shall
               reduce, limit or negate Subcontractor's obligation to Redeliver each Aircraft in accordance with the Schedule.
          2) Subcontractor and its Sub-subcontractors shall supply all available technical documentation, teardown data (including maintenance release tags and repair findings), and testing reports related to the Services or Additional Services. (Ref:
               GMM 9-1-100 Item 3 E 1 through 6)
          3)   All Recoverable Parts or Rotable Parts removed from the
               Aircraft by Subcontractor shall have a Federal Express Rotable or Recoverable Parts Tag or FAA (8130-3) equivalent completed and attached.
          4) Unless otherwise approved in advance by MDC's Representative in writing, all Subcontractor Supplied Parts provided by Subcontractor for performance of the Services (excluding Parts which are removed from the Aircraft and which will be returned to the Aircraft) shall be new, unused Parts that conform to current
               manufacturers' standards ("New Parts").
5) MDC's representative or its designee may, in its sole discretion, agree to accept USZTSO in lieu of new Subcontractor Supplied Parts , provided that the price for such Subcontractor Supplied Parts shall be reduced appropriately. Any USZTSO Parts installed by Subcontractor shall be certified by a FAA approved repair station on Federal Express's approved vendor list.
          6) All Parts to be used in the performance of the Services shall comply with applicable United States airworthiness regulations, FARs, all requirements of the FAA, the Specifications, and the GMM.
          7) Subcontractor shall assist MDC in the accumulation, inventory, storage, and record accountability including, but not limited to, current Aircraft issues, for all Parts from receipt to
               installation on an Aircraft. Subcontractor shall be responsible for the replacement or repair of any Parts (including, but not limited to, Federal Express Supplied Parts and MDC Supplied
 Parts)
               lost or damaged while in Subcontractor's control.
               a) For all Parts that are removed prior to or during performance of the Services and are to be reinstalled on the Aircraft, or permanently removed, or are unused Federal Express Supplied Part or MDC
Supplied Parts, Subcontractor shall tag such Part in accordance with the MDC FAA approved Repair Station Manual. MDC shall determine the appropriate disposition of
such Parts at or prior to the Redelivery of each Aircraft. The tag shall indicate (i)
the status of the Part when removed (i.e. okay to install, rework, or reject) which shall be determined by either operation of the Part during acceptance and ferry
flights to the Conversion Facility or by an On Aircraft Test Procedure (OATP)
 after
arrival at the Conversion Facility and (ii) if available, the time and cycles since
new or last overhaul.
               b) In addition to the tag referenced above, Parts that are removed prior to or during performance of the Services and are to
                    be reinstalled on the Aircraft or permanently removed, or are unused Federal Express Supplied Parts, shall have the applicable
                    Federal Express tag attached.
               c) Subcontractor shall assist MDC in maintaining a material management system adequately staffed with qualified personnel to
                    handle receipt, inventory, warehousing, quality control, inspection, storage, transportation, packaging, issue, and disposition of Parts. MDC and Federal Express shall have the
                    right to request the assistance of Subcontractor in the auditing of the record keeping and storage management operations established by MDC pertaining to Services or Additional
 Services
                    on any Aircraft.
               d) MDC and Subcontractor shall dispose of permanently removed or unused Federal Express Supplied Parts as soon as practicable in
                    accordance with the MDC Representative's instructions, but in no event more that five (5) days after the receipt of such instructions.
               e) All Federal Express Supplied Parts and removed equipment shall be stored, transported, and shipped in Federal
 Express
                   supplied shipping containers. If Federal Express does not provide shipping containers, packaging appropriate to prevent
                   damage to such Parts and in accordance with aircraft industry standards shall be at the expense of MDC.
         8) All Rotable Parts and Recoverable Parts (in addition to those included in the Federal Express Supplied Parts) required for
              the support of the Aircraft during the Services will be furnished by MDC and maintained by Subcontractor, except as otherwise mutually agreed to between MDC and Subcontractor. Such Rotable Parts and Recoverable Parts will be furnished to the Conversion Facility prior to the Subcontractor required date by MDC. A listing of Rotable Parts and Recoverable Parts, if such components
              are determined to be necessary, will be mutually agreed to by the
              Parties.
    B.   Supply of Parts, and Materials
         1)   MDC shall provide all Parts except the Subcontractor
              Supplied Parts. Subcontractor shall provide all Subcontractor Supplied Parts (if any) and Expendable and Consumable Materials and all tooling (except as provided in Exhibit X), equipment, facilities and fixtures which are necessary for the performance of the Services and Additional Services. Subcontractor shall be responsible for the timely procurement of the Subcontractor Supplied Parts , to ensure compliance with the terms and conditions of this Agreement.
         2) Subject to agreement by Federal Express, Subcontractor shall, if necessary, have access to the Federal Express Maxi Merlin parts and component control system or equivalent system. MDC and Federal Express will furnish the equipment and training required to make the Maxi-Merlin or equivalent system entries. Subcontractor will perform all data entry into the Maxi-Merlin or equivalent system for all Parts on the Aircraft which require
 Maxi-
              Merlin or equivalent system entry.

17)  MDC AND/OR FEDERAL EXPRESS SUPPLIED PARTS
    A. Subcontractor will assist MDC in the handling and storage of MDC Supplied Parts and Federal Express Supplied Parts to protect them from damage or deterioration. Deterioration does not include items deteriorated due to the lapse of shelf-life or other inherent deterioration. MDC Supplied Parts and Federal Express Supplied Parts shall be isolated from Subcontractor's parts, and Subcontractor shall ensure limited access to, and security for, MDC Supplied Parts and Federal Express Supplied Parts.
    B.   MDC shall furnish the Parts (excluding the Subcontractor
         Supplied Parts) to Subcontractor, at the Conversion Facility, no later than fifteen (15) days prior to the Delivery date of each Aircraft. MDC shall also provide Technical Data in the form of specifications for Federal Express Supplied Parts ("Parts
         Technical Data"), consisting of, but not limited to a written detailed description of the dimensions, weight and all information necessary for the installation and operation thereof. Such dimensions and weight shall not thereafter be revised unless authorized by an amendment to this Agreement. MDC shall also provide Technical Data in the form of engineering information for the implementation of the MDC Specifications and Federal Express Engineering Orders ("Engineering Technical Data"), consisting of, but not limited to all instructions necessary for installation and operation thereof. Specific data requirements unique to Subcontractor's internal process which normally would not be required in MDC operations shall be the responsibility of Subcontractor unless MDC data exists which can be used to satisfy Subcontractor's internal requirements or MDC has not imposed on its suppliers either MDC's Commercial Product Support Agreement 12-100 or a tailored version thereof. Notwithstanding any other provision of this Agreement, MDC is not obligated to deliver any Engineering Technical Data more than forty-five (45) days prior to the Delivery Date of the applicable Aircraft.
C. MDC agrees, represents and warrants that each item of Federal Express Supplied Parts or MDC Supplied Parts to be
furnished by MDC shall be new, or if not new, shall have an FAA Serviceable Tag or equivalent.
    D.   In the event that a Federal Express Supplied Part or MDC
          Supplied Part or Engineering Technical Data or Parts Technical
          Data is not available due to a late delivery, Subcontractor shall use its commercially reasonable efforts to establish a "work around" plan which will enable such Part to be installed at a later date prior to the scheduled Redelivery Date of the affected Aircraft. Subcontractor will minimize any resulting costs and effects on schedule in developing a "work-around" plan. All reasonable costs incurred by Subcontractor in establishing a "work-around" plan shall be paid by MDC and the Redelivery date for the affected Aircraft shall, if necessary, be adjusted accordingly.
          An ASR form reflecting cost and schedule affects shall be signed by both parties in accordance with Article 3 herein.

18)  REGULATORY REQUIREMENTS
    A. Subcontractor shall during the term of this Agreement, or in respect of any Aircraft, during the period ending upon
          Redelivery:
         1) at all times assist MDC to ensure that Subcontractor's facility meets the technical and operational requirements of an
               MDC FAA certified repair station authorized to perform the Services and Additional Services under an FAR Part 145 Certificate which shall include the appropriate ratings for performance of the Services and Additional Services;
         2) at all times perform the Services and Additional Services in accordance with the requirements of the Specifications, any applicable ASR forms and MJCSs, this Agreement, all applicable law and FARs, the FAA, and any other US governmental body having
               jurisdiction over the Services or Additional Services;
3) promptly correct, in a manner reasonably satisfactory to MDC and satisfactory to the FAA, any discrepancies in the Services that are not in compliance with the applicable regulations, duly report all such discrepancies to MDC and if requested assist MDC in reporting such discrepancies to the FAA;
         4) assist MDC to promptly provide a copy of the items
              reportable in accordance with FARs to MDC;
         5) assist MDC to provide all appropriate records required to comply with the FARs;
         6) assist MDC in the preparation of an FAA Form 337 in accordance with the FARs for the Services in order for MDC to maintain or secure, as applicable, the FAA Certificate of Airworthiness;
         7) assist MDC in the classification of major and minor repairs in accordance with the FAA regulations and the GMM.
         8) assist MDC in maintaining the appropriate data and records to prepare the maintenance records, alteration and repair reports
               required by FAA Form 337 and all applicable FARs;
9) provide component serviceable tags for all repaired, overhauled or exchanged components provided by Subcontractor in accordance with all applicable FARs and the GMM;
          10) be responsible for accomplishing all sign-offs for routine work task card inspection items in accordance with the GMM;
11) provide service engineering and quality control to ensure that the Specifications and requirements of this Agreement are completely and accurately adhered to;
      12) promptly report to MDC's representative any discrepancies between FAA requirements and Subcontractor operations as noted or reported to Subcontractor by the FAA;
13) be responsible for completing and reporting malfunction or defect Reports for all items required under the FARs to its FAA assigned airworthiness inspector per the FARs and provide one
(1) copy to MDC's Representative;
14)  provide to MDC records of all Services, Additional
Services, discrepancies, defects, component and piece part removals, along with the related teardown findings as required by the GMM;
          15)  maintain the necessary Technical Data and records to assist
               MDC and Federal Express in the preparation of alteration and repair reports required by the FARs;
          16) not accomplish any Services or work other than the Services specifically described in the Specifications of this Agreement without prior written authorization from MDC's Representative in
               the form of an ASR Form;
          17) be responsible for accomplishing all buy-backs/sign-offs for Federal Express' Required Inspection Items ("RIIs") as identified in the GMM; and
      18)  complete Federal Express' Special Non Routine Maintenance
               Form (SNRM), Aircraft Maintenance Log (AML) and Component Serviceable/Repair Tags for all service transactions accomplished,
               discrepancies, defects, Part removals, along with the related teardown findings and repair billing information. Subcontractor shall complete these documents in accordance with the related teardown findings and repair billing information. Subcontractor shall complete these documents in accordance with the GMM.
     B.   FAA Fines/Civil Penalties
      1) In the event that MDC and/or Federal Express has a fine or civil penalty assessed against it by the FAA for a FAR violation,
               and it is mutually determined through a joint investigation by MDC, Federal Express and Subcontractor that:
               a) Subcontractor had been contracted to perform the Services or Additional Services under this Agreement and either failed to perform such] Services or Additional Services or improperly performed such Services or
 Additional
Services; and any act or failure to act by the fined or penalized party did not
excuse performance hereunder; and
               b) the proper performance thereof would have avoided the assessment of such fines or penalties;
          then Subcontractor shall credit or pay the fined or penalized party a dollar amount equal to such fine or penalty, as reimbursement for the fine or penalty assessed against such party by the FAA, provided that:

             (i)  MDC gives Subcontractor prompt notice (within three (3)
 Business
                  Days after MDC receives a letter of investigation from the FAA or three (3) Business Days after MDC's receipt of a fine or notice of a pending fine, whichever occurs first) of any fine or pending fine and promptly furnishes to Subcontractor copies of all papers
                  served upon or received by such party relating to such fine; provided, however, that a failure by such party to comply with this Paragraph 18.B.1)(i) shall not relieve Subcontractor of its
                  obligations under this Section 18.B except to the extent Subcontractor's rights have been adversely affected by such failure of such party; and, such party cooperates fully with Subcontractor in the defense, including giving to
 Subcontractor
                  all data, documents and information within such party's possession or knowledge that is material to the defense, all of which shall be at the expense of Subcontractor.

19)  INSURANCE
     A.   Coverage
       1)   Prior to the commencement of the Services, Subcontractor
               shall provide MDC evidence of satisfactory insurance coverage.
 Said
               insurance coverage shall:
               a)   be maintained at Subcontractor's expense at all times
 during the
                    term of this Agreement and for a period of five (5) years thereafter;
               b)   name MDC and their respective employees, officers,
                    directors, representatives and agents as additional insureds under Subcontractor's third party liability insurance, excluding
                    gross negligence and willful misconduct of MDC;
c)   name Federal Express and their respective employees,
officers, directors, representatives and agents as additional insureds under Subcontractor's third party liability insurance excluding operational liability, gross negligence and willful misconduct of
Federal Express;
               d)   contain a severability of interest clause;
               e)   provide that the insurance is primary and without
                    contribution from other insurance which may be available
 to the
                    additional insureds; and,
               f)   include the following insurance in the amounts noted:
                    (i) Aviation Comprehensive Liability Insurance with a combined single limit of liability of not less than Three Hundred Million U.S.
                         Dollars ($300,000,000.00) for Bodily Injury and Property Damage
                         under Products Liability, Completed Operations
 Coverage and
                         Premises Operation Liability;
                    (ii) Hangar Keeper's Liability Insurance providing property damage coverage with limits of liability of Three Hundred Million
                         U.S. Dollars ($300,000,000.00) per occurrence; and
                    (iii)     Worker's Compensation as required by applicable
 law and
                         Employer's Liability Insurance of not less than One Million U.S.
                         Dollars ($1,000,000.00) per occurrence unless a
 greater amount is
                         required by law.
     B.   All insurance coverage set forth in Paragraph A above shall:
          1)   contain a waiver of subrogation by Subcontractor's insurers of any rights they may have against MDC, Federal Express and their respective employees, officers, directors, representatives, agents and subcontractors; and
          2)   contain a clause which states, except for war risks, that
               any cancellation, restriction or reduction in coverage shall only be effective upon thirty (30) days' written notice to MDC and
               Federal Express of such cancellation, restriction or reduction in coverage.
          C.    Subcontractor shall assume the risk  of  loss  or
          damage  to an Aircraft or equipment resulting from
          the negligence   or  intentional  acts  or
          omissions of
          Subcontractor  or  Sub-Subcontractors  for  the
          period beginning  with Delivery and ending with the
          Redelivery of  such  Aircraft  or  equipment  at  the
          Conversion
          Facility,  provided  that risk of  loss  or  damage
          to Aircraft  shall  pass to MDC for the period  that
          such Aircraft is operated by MDC prior to the
          Redelivery  of the  Aircraft.   As between MDC and
          Subcontractor,  the risk  of loss or damage to an
          Aircraft or equipment  in all other cases remains
          with MDC.
     D.   Letter of Credit
                In  addition  to the insurance coverage
          outlined above,  the  Subcontractor shall provide
          MDC  with  an irrevocable   letter  of  credit   from
          a   financial institution acceptable to MDC.  Such
          letter  of  credit shall  be in the form attached
          hereto as Exhibit Z  and shall be in the following
          amounts:
               1.   3/10/97 to 3/09/98  $3,000,000
          2.   3/10/98 to 3/09/99  $3,000,000
          3.   3/10/99 to 3/09/2000               $3,000,000
               MDC's realization of the Letter of Credit
          proceeds is limited to the occurrence of MDC's exercise of its rights of termination for default as defined in Article 21-B.1 (a) of the Agreement.
          The redemption and resulting proceeds of the letter of credit shall be offset against any amounts due MDC in accordance with Article
          21.
20)  INSPECTION, DEMONSTRATION, ACCEPTANCE AND DELIVERY
     A.   Inspection and Demonstration
          1)   The performance of the Services by Subcontractor and all
               materials and Parts procured by Subcontractor for this purpose as well as log books, records and all other documentation may be inspected by MDC's and/or Federal Express' Representatives during normal business hours at the Conversion Facility. All inspections
               by MDC's and/or Federal Express' Representatives shall be made in such a way that the performance of the Services is not hindered
 or
               delayed.
          2)   Subcontractor will perform all functional tests and
               inspections required in order to comply with this Agreement, the Specifications and the FARs. Such tests will be performed, as appropriate, inside or outside the hangar, and Subcontractor shall
               provide the schedule of the performance of any tests or inspections to MDC's Representative. The results of these tests will be provided in writing upon request to MDC and Federal
               Express, and at no additional charge to MDC or Federal Express.
               MDC and Federal Express shall have the right, but not the obligation, to observe on a non-interference basis the performance
               of such inspections and tests. MDC's or Federal Express' inspection of an Aircraft prior to Redelivery shall not constitute
               an acceptance of Services not performed in accordance with this Agreement nor shall it release Subcontractor from its obligation to render the Services or Additional Services free from defects.
               It is further agreed that observance of or participation in such inspections and tests by MDC shall not be deemed to constitute an
               acceptance by MDC hereunder.
          3)   MDC's representatives, at any time prior to tender for
               technical acceptance of the Aircraft involved (as described in this Article), may request correction of Parts, or Services which
               they believe (a) are not in accordance with the Specifications or Subcontractor's standard engineering and quality manuals or (b) have material or workmanship which, if the Aircraft were Redelivered and were within the applicable warranty period, would
               entitle MDC and/or Federal Express to warranty correction under
               Article 8. MDC shall promptly notify Subcontractor after it discovers any such nonconformance. Subcontractor shall correct
 or
               replace all such Parts, Services or workmanship which are brought to its attention and mutually determined to be nonconforming.
          4)   Subcontractor shall perform all such procedures (including, without limitation, correction of discrepancies resulting
 from the
               Services or Additional Services) upon completion of the Services or Additional Services with respect to an Aircraft as required by the applicable manufacturer's manuals, as well as applicable FARs
               (tests required to be performed by Subcontractor are referred to as the "Subcontractor Tests"). If mutually agreeable, flight tests
               required by this Article 20 may be performed on the same flight as
               MDC's Acceptance Tests, unless required otherwise by the FAA or MDC.
     B.   Technical Acceptance
          1)   The Aircraft shall be tendered to MDC for Technical
               Acceptance ("Technical Acceptance") after all Services and all required tests have been completed in accordance with the Specifications and the Schedule.
          2)   For Aircraft upon which the Services has been performed, an acceptance procedure, including ground functional and flight test(s), shall be performed on each Aircraft by MDC and/or
 Federal
               Express and shall be conducted in accordance with MDC's standard
               PFPM and such other procedures as mutually agreed. Subcontractor shall not be required to provide special instrumentation for this Technical Acceptance procedure. MDC and/or Federal Express shall have complete control of all test flights and shall bear all costs
               and expenses incident to Technical Acceptance of an Aircraft.

     3)   MDC agrees to complete all inspections and testing
          authorized or permitted under this Article during the Technical Acceptance Period. MDC shall technically accept the Aircraft if it meets the requirements of the Specifications and this
          Agreement.  Notwithstanding the provisions of this Paragraph, if at the time an Aircraft is tendered by Subcontractor to MDC for Technical Acceptance such Aircraft does not fully comply with the Specifications or any other requirement of this Agreement, MDC may, at its option, (i) accept such Aircraft after receiving Subcontractor's written agreement (prior to acceptance of such Aircraft by MDC) as to the manner and time such Aircraft will be corrected by Subcontractor (or agreement on such other disposition of deficiencies as MDC and Subcontractor agree), or (ii) refuse to accept the Aircraft until such time as the Aircraft has been corrected by Subcontractor.  If MDC fails to conduct and to complete its Technical Acceptance within the Technical Acceptance Period which shall not exceed fifteen (15) days, the Aircraft shall be deemed to have been technically accepted by MDC on the scheduled Redelivery Date after tender as if MDC had expressly indicated its Technical Acceptance as noted above. If during the Technical Acceptance Period MDC determines and notifies
          Subcontractor that there is a noncompliance with the
          Specifications or this Agreement, the Technical Acceptance Period shall be suspended until (i) Subcontractor corrects the noncompliance or (ii) the condition is resolved to the
          satisfaction of MDC and Subcontractor. Unless otherwise agreed, within two Business Days after Technical Acceptance pursuant to Paragraph B.2. or B.3. above, MDC shall accept Redelivery of the Aircraft by endorsement of a Certificate of Technical Acceptance for such Aircraft.  MDC will designate, in writing, its
          representative for the purpose of executing the Certificate of Technical Acceptance.
C.   Subcontractor Correction of Discrepancies.
     1)   Upon completion of the Subcontractor Tests and the
          Acceptance Tests, Subcontractor shall, at no cost to MDC, promptly correct any defects or discrepancies in the Services or Additional Services performed by Subcontractor identified by Subcontractor or
          MDC during the Subcontractor Tests or Acceptance Tests.
          Additional Subcontractor Tests and Acceptance Tests shall be performed at Subcontractor's expense (except for the cost of MDC's flight crew) solely to inspect its correction of the defects or discrepancies related to such Services or Additional Services previously identified. In the event any additional defects or discrepancies in the Services or Additional Services performed by Subcontractor are noted during any required additional
          Subcontractor Tests or Acceptance Tests (or if the original defects or discrepancies are not satisfactorily corrected), Subcontractor shall correct such defects or discrepancies at its expense, and, as necessary, further Subcontractor Tests and
          Acceptance Tests shall be performed at the expense of
          Subcontractor until all defects or discrepancies related to such Services or Additional Services have been corrected to meet the requirements of this Agreement and the Specifications.
     2)   If other systems or components of the Aircraft are adversely affected by Subcontractor's performance of the Services or
          Additional Services and discrepancies pertaining to such systems or components are identified by the Acceptance Tests,
          Subcontractor shall restore such affected systems or components to a serviceable condition in accordance with the applicable
          Maintenance Manual.  For discrepancies discovered during
          Redelivery flight testing, MDC is responsible for providing replacement items or equipment on systems unchanged by the
          Services (e.g. items simply removed and reinstalled as part of the Services). Subcontractor shall be responsible for the labor only to correct these discrepancies except that labor for
 engines
               shall be the responsibility of Federal Express unless the
 cause
               can be attributed to the Services performed by Subcontractor. Subcontractor shall be responsible for labor and material associated with the correction of all other discrepancies discovered at Redelivery flight testing.
21)  DEFAULT AND REMEDIES
     A.   Events of Default
          1)   The occurrence of one or more of the following events of
               default (the "Events of Default") shall entitle the
 nondefaulting
               party to exercise those rights and remedies described in this
               Article:
               a) If either party shall be in default in a material respect in the performance of any of its material obligations referred to in
                    this Agreement, (including, but not limited to any delay
in the
                    Delivery or Redelivery of any Aircraft which is not due to an
                    Excusable Delay), which default shall continue uncured for a period of thirty (30) days following written notice from the other
                    party, unless a default is not capable of being cured
 within such
                    thirty (30) day period, in which case such default shall not constitute an Event of Default if the defaulting party provides to
                    the other adequate assurance of its ability to cure such default and diligently undertakes its best efforts to cure such default and actually cures such default within sixty (60) days following the aforementioned initial written notice of default. Notwithstanding the foregoing, Subcontractor agrees that with
                    respect to defaults not due to an Excusable Delay, the cure periods with respect to any twelve-month period shall be thirty
                    (30) days for the first default, fifteen (15) days for
 the second
                    default, and zero (0) days for any subsequent defaults in
 such
                    twelve-month period.
               b) If either party shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent or shall
                    file any petition or answer seeking any reorganization, composition, readjustment, liquidation or similar relief for
                    itself under any present or future statutes, law or regulation of the United States, or  shall seek consent to or acquiesce
 in the
                    appointment of any trustee, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;
or
c)   If a petition shall be filed against either party seeking
any reorganization, composition, readjustment, liquidation or similar relief under any present or future statute, law or
regulation of the United States and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any trustee, receiver or liquidator of
either party is appointed, which appointment shall remain
unvacated or unstayed for an aggregate of sixty (60) days
(whether or not consecutive);
               d) If either party fails to make payments in the amounts and under the terms defined in this Agreement and such failure is not
                    cured within five (5) business days following written
 notice from
                    the other party; or
               e) Subcontractor experiences a material change in management adversely affecting its ability to perform.
          2) Any notice of default shall specifically state that it is a notice of default and shall describe the default asserted and set forth the provision(s) of the Agreement asserted to be in default.
          3)   Notwithstanding the foregoing, no default shall be deemed to have occurred under Paragraph 1. above if the party from which payment or performance is required: (a) reasonably disputes that a payment or performance is required or the amount of the payment required, (b) pays or performs that portion not in dispute, (c) within the cure period provided, responds to the other party in writing, detailing the reasons for its position, and (d) diligently pursues a resolution of the dispute thereafter. This provision shall not be applicable to default in the Redelivery of Aircraft.
     B.   General Remedies
          1)   Upon the occurrence of an Event of Default by Subcontractor,
               MDC shall be entitled to:
               a)   terminate this Agreement in its entirety;
               b) cancel all or a portion of its commitments for Services or Additional Services;
               c) reschedule Subcontractor's performance of any or all of the Services;
               d) recover all amounts required to have the Services completed by another person (including MDC itself), less (1) the cost of all
                    materials purchased by Subcontractor hereunder and either delivered to MDC or used in the performance of the
 Services by
                    such other person and (2) the labor costs of Subcontractor incurred in connection with the performance of the
 Services prior
                    to the occurrence of the Event of Default but not
 previously paid
                    for by MDC and provided that MDC shall use commercially reasonable efforts to mitigate the damages for which Subcontractor
 is liable
                    under this Paragraph 21.B.1)d); and/or
               e) pursue all other remedies available at law or in equity in addition to those set forth in this Agreement, all of which remedies shall be cumulative and not exclusive.
          2) In addition to the foregoing, and notwithstanding any other provision of this Agreement, in the event MDC or Federal Express terminates this Agreement for default, Subcontractor shall immediately make available to MDC any Aircraft or equipment of
 MDC
               in Subcontractor's possession so that MDC may take possession of such Aircraft, tooling, MDC/Federal Express owned parts and equipment.
          3)   Upon the occurrence of an Event of Default by MDC,
               Subcontractor shall be entitled to:
               a)   terminate this Agreement in its entirety;
               b) cancel all or a portion of its commitments for Services or Additional Services;
               c)   reschedule any or all of the Services or Additional
                    Services;
d)   retain any and all sums theretofore paid by MDC; and/or
               e) pursue all other remedies available at law or in equity in addition to those set forth in this Agreement, all of which remedies shall be cumulative and not exclusive.
          4)   In the event MDC terminates this Agreement pursuant to
               Paragraph 21.B.1)a) above, Subcontractor hereby agrees, in the alternative, and in lieu of any other remedies for Default provided for under this Agreement and at law or equity to:
               a) sell to MDC any requested complete or incomplete Parts, equipment and/or Kits required by MDC to have the Services performed on the Incomplete Aircraft by an alternative vendor
                    (including MDC itself). The purchase price ("Purchase Price") for any such Kits, complete Parts and/or equipment shall be
 the price
                    of such Kits, Parts and/or equipment to be charged to MDC under this Agreement. The purchase price for incomplete Parts shall be
                    Subcontractor's direct recurring production cost, excluding profit, of such incomplete Parts. In the event that MDC does so
                    elect to purchase any Kits as described in this Paragraph 21.B.4)a), then` Subcontractor agrees, upon the request of
 MDC, to
                    complete the production of any such Kits manufactured by Subcontractor, and to deliver the completed Kits to MDC as soon as
                    commercially reasonably possible. MDC shall have no obligation to pay Subcontractor for any such Kits, Parts or equipment purchased, until such time as Subcontractor has delivered the
 applicable
                    Kits, Parts or equipment to MDC. In the event of the purchase of
                    Kits, Parts or equipment by MDC under this Paragraph 21.B.4)a), the Subcontractor warranties provided
                    in this Agreement  shall apply and be in effect. MDC
                    shall  notify Subcontractor  as  to  the exercise  of
                    its  option  provided  in  this Paragraph 21.B.4)a), by
                    no later than  thirty (30)   days   following   MDC's
                    notice   of termination to Subcontractor.
               b) Subcontractor shall also provide, at no charge to MDC, reasonable technical or other assistance required by MDC to have
                    the Services performed on the Incomplete Aircraft by an alternative vendor (including MDC itself) and rent to MDC all
                    tooling required to have the Services performed on the Incomplete
                    Aircraft by an alternative vendor (including MDC itself) which tooling shall be made available to MDC as soon as available after the request of MDC, but in any event by no later than sixty (60)
                    days after such request.

22)  PRODUCT SUPPORT
     Subcontractor agrees to maintain capability consistent with or better than the capability on the date of this
     Agreement to   respond  to  MDC's  technical  inquiries,
     to   conduct
     investigations  concerning repetitive  maintenance
     problems and  issue  findings and recommended action.
     This  service shall  be  provided for as long as five (5)
     of the  Aircraft remain   in   commercial   air
     transport   service.
     Any
     investigations which Subcontractor reasonably, normally and customarily deems to be extensive and require more than routine effort by Subcontractor's personnel shall be the subject of separate contractual negotiations.

23)  OUTSIDE SERVICES
     A.   Use of Sub-Subcontractors
          Subcontractor   may  have  any  of  the   Services
          or Additional  Services  performed  by  Sub-
          Subcontractors subject                          to
          the  prior  written  approval   of              MDC.
          Additionally, Subcontractor's use of Sub-
          Subcontractors shall be subject in all respects to any required FAA approval including, but not limited to, the approval of such Sub-Subcontractor by the FAA principal inspector assigned to MDC, if required.
     B.   Subcontractor Relationship
          Nothing in this Agreement or otherwise shall create any contractual relationship between MDC and any SubSubcontractor and no subcontract entered into relating to any part of Subcontractor's obligations hereunder shall relieve subcontractor of its obligations to MDC hereunder, it being agreed that Subcontractor shall be primarily liable to MDC for
          the  performance  of  its obligations    hereunder
          regardless    of
          whether
          Subcontractor elects to have any portion of such obligations performed by a Sub-Subcontractor.
     C.   Payment to Sub-Subcontractors
          Subcontractor's   obligation   to    pay    its
Sub-
          Subcontractors is an independent obligation from MDC's obligation to pay Subcontractor, and MDC shall have no obligation to pay or to see to the
          payment  of  any moneys   to  any  Sub-Subcontractor.
          Further,   MDC's withholding  of  payments  in
          accordance   with                               this
          Agreement shall not be grounds for Subcontractor to withhold payments properly due its Sub-Subcontractors.
     D.   Sub-Subcontract Service Requirements
          It is a condition of this Agreement that all SubSubcontract Services shall be performed in
          compliance with   the   requirements  of   this
          Agreement,
          the
          Specifications, any applicable ASR Forms, FARs and the FAA and any other regulatory agency or governmental body having jurisdiction over such Sub-Subcontract Services.

24)  RECORDS
     A.   Previous Maintenance Records
          Prior to the Delivery of each of the Aircraft by MDC
          to Subcontractor, whether such Aircraft has been on a
          United Airlines, American Airlines or a Federal
          Express storage maintenance schedule, MDC shall
          ensure that the relevant and available maintenance
          records for such Aircraft are made available to
          Subcontractor.
     B.   Recordkeeping
          1) Subcontractor shall maintain the following records on the Services and shall provide to MDC at the time of Redelivery of an Aircraft all original records or copies of records, as appropriate, on forms supplied by MDC acceptable to the FAA and in
               accordance with the GMM and FAR 43 and 145:
               a)   component teardown finding reports as required by the FAA;
               b)   serviceable tags for components;
c)   discrepancy reports;
               d) documents describing tests and inspections, including test result data, performed by Subcontractor, if any;
               e)   photographs of unusual conditions or catastrophic failures;
               f) work task cards related to the performed aircraft maintenance and/or modifications;
g)   reports such as aircraft weighing reports, engine trimming and run up reports, ground and flight test reports and other special reports;
               h)   Aircraft Delivery and Acceptance Receipts;
i)   summary list of alterations;
               j) all engineering orders performed and all Engineering Order Work Instruction Cards;
               k)   loose equipment inventory list;
l)   Special or non-routine document and Aircraft Maintenance Log pages;
m)   FAA Form 337;
               n)   Engineering Authorizations and Fleet Campaign Directives
                 (FCDs) accomplished by Subcontractor; and
               o) Complete Master Job Control sheets which account for all routine and non-routine paperwork including Work Task Cards, special or non-routine form document, special or non-routine index form FEC-M-1810, Aircraft Maintenance Log pages and components serviceable/repairable tags provided or generated during each Aircraft visit.
          2) Subcontractor shall assist MDC in maintaining all records required by the FAA and the GMM.
          3)   Subcontractor shall deliver the original or copy, as
               applicable, installation sign-offs of all Services and all records which substantiate the Services to MDC not later than Redelivery of an Aircraft to MDC by Subcontractor. All other records shall be delivered to MDC within thirty (30) days following such Redelivery.
          4)   If requested in writing to Subcontractor all data including, but not limited to, Technical Data which is not otherwise specified in this Agreement, and which is required by the FAA to transition Aircraft into revenue service, will be provided by Subcontractor to MDC as soon as practicable with a goal of five (5) days after receipt of the request.
     C.   Aircraft Modification Records
          MDC  and  Subcontractor shall use and comply  with  the
          Aircraft  modification documents  as  required  by
          the Specifications.    All   entries   in   the
          Aircraft modification  and  maintenance  records
          shall  be   in accordance with the GMM.

25)  ONSITE REPRESENTATION
     A.   On-Site Personnel
          1) MDC and Federal Express shall have the right to place at the Conversion Facility up to sixty (60) representatives, or more than
               sixty (60), if mutually agreed by both parties (who may be employees or agents of MDC and Federal Express), for the purpose of monitoring the progress of the Services and Additional
 Services
               on the Aircraft ("On-Site Personnel"), including but not limited to representatives from the following areas in such numbers as are
               reasonably required by MDC and Federal Express:
                a)   Quality Control;
                b)   Engineering and Modification Planning;
c)   Material;
d)   Fleet Development.
          2)   In addition to the On-Site Personnel, MDC and Federal
               Express shall have the right to place at the Conversion Facility representatives of suppliers and vendors reasonably required by MDC or Federal Express and approved by Subcontractor.
     B.   Subcontractor's Accommodations
          1)   Subcontractor shall furnish, at no cost to MDC, Federal
               Express or their respective Personnel, standard office accommodations at the Conversion Facility as required by MDC, and such accommodations shall include:
               a) suitable standard office space and furnishings, including at least thirty (30) private air-conditioned offices or cubicles,
                    all in reasonable proximity to the Aircraft;
               b) a minimum of sixty (60) telephones with outside line access; computer and modem terminal connections in each office;
               c)   conveniently located copy and facsimile machines;
d)   secretarial support during normal business hours;
e)   file cabinets not to exceed [TBD] four drawer cabinets; and
               f) other office accommodations mutually acceptable to MDC and Subcontractor.
          2) MDC shall bear the expense of all long distance telephone calls, under this Agreement, including telex and facsimile, placed by MDC's personnel, representatives or MDC's Customers.
          3) Subcontractor shall have no responsibility to pay any salaries, lodging, travel or food expenses or any other personal or business expenses relating to such personnel except as expressly stated in this Article.

26)  CERTIFICATION
     The Services, and each Aircraft upon which the Services have been performed, shall at the time of Redelivery meet the FAA requirements for airworthiness certification and be so certified
     under  all  the  conditions  set  forth  in   the Specifications.

27)  TITLE
     A. At all times during the accomplishment of the Services, title to each of the Aircraft, shall remain with its registered owner.
     B. Federal Express or Federal Express' lessor shall at all times have full legal title and beneficial ownership in and to the Aircraft. Subcontractor shall have no independent possessory right in the Aircraft except as created hereby. Subcontractor shall: (a) be responsible for any mechanic's or similar liens created pursuant to the Services or Additional Services being performed hereunder and any liens associated with the flights contemplated herein other than in respect of any such liens arising from any act or failure to act by MDC; and (b) remove any liens arising during and related to Subcontractor's possession of the Aircraft pursuant to the terms of this Agreement. At all times while any Aircraft is in the possession and control of Subcontractor under this Agreement, Subcontractor shall use reasonable efforts to identify such Aircraft, including but not limited to material components or parts that are not attached to or installed on such Aircraft, as owned by Federal Express. To the extent commercially reasonable, any material components or parts removed from an Aircraft will not be commingled with any components or parts not owned by Federal Express.
     C. Subcontractor acknowledges and agrees that the Aircraft are owned by Federal Express Corporation. In the event of any dispute between MDC and Subcontractor hereunder, Subcontractor agrees that the Aircraft will be released on schedule, without the assertion of any possessory rights by Subcontractor, regardless of such dispute. Subcontractor agrees to waive and hereby waives, to the maximum extent permitted by law, any and all liens, charges and claims against the Aircraft.
          Subcontractor hereby grants to MDC an irrevocable power of attorney for the purpose of releasing any such liens, charges and claims, which power of attorney is coupled with an interest.

28)  QUALITY AND STANDARDS
     A.   Quality Assurance
          1) Subcontractor shall assist MDC and shall follow MDC's instructions consistent with FAA repair station requirements in maintaining and executing quality assurance procedures to assure that Subcontractor's workmanship and materials are consistent and in accordance with standard aircraft manufacturing and repair practices as set forth in all applicable FARs and the GMM. Additionally, any Sub-Subcontractor of Subcontractor must be approved by MDC's Quality Audit Department prior to the commencement of Services and at all times during the period on which Services hereunder are being performed.
          2) MDC shall have the right to inspect and audit any work performed for the purpose of monitoring compliance with FAA regulations and quality assurance standards deemed applicable by MDC. Subcontractor shall in no way be relieved of its responsibilities for assisting MDC in ensuring aircraft airworthiness and compliance with appropriate quality assurance standards.
          3) All inspections and audits by MDC's Representative shall be performed in such a manner as to not delay or hinder the performance by Subcontractor or its Sub-Subcontractors of its obligations under this Agreement.

29)  PUBLIC DISCLOSURE
     A.   Each party covenants and agrees that it shall not disclose the terms of this Agreement or any agreement amending this Agreement to third parties except as required by law or any third party in connection with any transaction for the financing of one or more of the Aircraft. In the event such disclosure is required by law or required for any third party in connection with any transaction for the financing of one or more of the Aircraft, each party further agrees to attach to each page of this Agreement and supplemental agreements, if any, the following legend:
          "This  document contains trade secrets and commercial, financial
          and  proprietary  information  which   are privileged  and
          confidential and which shall not be disclosed to any person, governmental agency, company, corporation or other party except as such disclosure is required by law."
     B.   Each party agrees to notify the other party in writing of
          any such disclosure they intend to make at least five (5) Business Days in advance of the date the notifying party is required to make the disclosure. Further, both parties agree to follow any other or additional commercially reasonable procedure, if any, necessary to protect this Agreement or any agreement amending this Agreement from disclosure to third parties.
C.   Subcontractor and MDC shall in each instance obtain the
prior written approval of the other concerning the exact text
and
timing of any and all news releases, articles, brochures,
advertisements, prepared speeches and other informational
releases concerning this Agreement or the Services provided
hereunder, except to the extent required by law.
30)  MISCELLANEOUS
     A.   Independent Contractor
          Subcontractor   is   an  independent   contractor
          and personnel  used   or  supplied  by  Subcontractor
          in
          performance  of  this  Agreement shall  be  and
          remain employees  or  agents of Subcontractor,  and
          under  no circumstances  are  such  personnel  to  be
          considered employees  or agents of MDC. Subcontractor
          shall  have the sole responsibility for supervision
          and control  of its  personnel.  Each party assumes
          full responsibility for  any and all liability on
          account of bodily  injury to  or  death of any of its
          own employees occurring  in the  course  of  their
          employment.  Each  party,  with respect   to  its
          own  employees,  accepts  full   and exclusive
          liability  in  the  payment   of   Worker's
          Compensation or employer's liability insurance
          premiums and  for  the  payment of all taxes,
          contributions,  or other payments for unemployment
          compensation or old age benefits,            pensions
          or  annuities  imposed   by   any
           government or agency having jurisdiction.
     B.   Article Headings and Captions
          All   Article  headings  and  captions  used  in
          this Agreement  are for convenient reference and
          shall  not affect the interpretation of this
          Agreement.
     C.   Compliance with Laws
          Both  parties  agree  that in the performance  of
          this Agreement they   will  comply  with  all
          applicable
          statutes,  rules, regulations and orders of the
          United States, or of any state, other political
          subdivision or agency thereof, including, but not
          limited to, laws and regulations  pertaining to
          safety and other  conditions of employment.
     D.   Exhibits
          All  Exhibits  described  in this  Agreement  shall
          be deemed  to  be incorporated herein and made a
          part  of this   Agreement,   except  that  if   there
          is   any inconsistency between this Agreement and the
          provisions of  any Exhibit, the provisions of this
          Agreement shall control.
     E.   Entire Agreement
          This  Agreement  supersedes all  prior
          understandings, representations,   negotiations   and
          correspondence between   the  parties  and
          constitutes   the   entire agreement  between  the
          parties  with  respect  to  the transaction
          contemplated  herein   and,   except         as
          otherwise   provided,  shall  not  in  any  manner
be
          supplemented,  amended or modified  by  any  course
          of dealing, course of performance or usage of trade
          or  by any other means except by a written instrument
          executed on  behalf  of  the  parties by their  duly
          authorized officers or officials, as applicable.
     F.   Legality of Provisions
          If  any provision of this Agreement shall be held to
          be invalid,   illegal  or  unenforceable,  the
          validity, legality and enforceability of the
          remaining provisions shall not in any way be affected
          or impaired thereby.
     G.   No Waiver
          The  failure of either Party to enforce at any time
          any of the provisions of this Agreement, or to
          exercise any option  herein  provided, or to  require
          at  any  time performance by the other Party of any
          of the provisions
          hereof, shall in no way be construed to be a present
          or future  waiver of such provision, nor in any way
          affect the  validity of this Agreement or any part
          hereof,  or the  right  of the other Party at any
          time  to  enforce each and every provision hereof.
          Without limiting  any of  the  foregoing,  the waiver
          (whether  one  or  more times)  by either Party of
          any provision, condition  or requirement  of this
          Agreement shall not  constitute  a waiver  of  any
          future obligation to comply  with  such provision,
          condition or requirement.
     H.   Further Assurances
          Each  party  agrees  that it will  take  such
          actions, provide such documents, do such things and
          provide such further  assurances as may reasonably be
          requested  by the  other  party  during the term of
          this  Agreement. Each party agrees to provide to the
          other, from time to time, such generally available
          financial information as the  other  party may
          reasonably request  to  determine their  respective
          ability to perform obligations  under this Agreement
          including, but not limited to, an annual financial
          statement during each year of the term.
     I.   Survival
          In  addition to any other provisions in this
          Agreement which by their terms shall survive this
          Agreement,  the obligations and duties set forth in
          Articles 4,  6,  8, 9,  10,  14, 19, 27 and 30 shall
          survive the expiration or earlier termination of this
          Agreement.
     J.   Amendment
          Except as otherwise provided, this Agreement shall
          not be  amended  or  modified except by  written
          agreement signed   on   behalf   of  MDC's  and
          Subcontractor's respective authorized officers.
     K.   Conflict
          In the event of any conflict or inconsistency between any provisions of Articles 1-33 of this Agreement and the Specification or any other
          Exhibit or document attached hereto or incorporated herein, the provisions of this Agreement shall control.

31)  AFFIRMATIVE ACTION
     A.   Subcontractor's Responsibilities
          1) To the extent applicable, Subcontractor agrees to comply with the affirmative action requirements applicable to contracts with U.S. government contractors as set forth in Title 41 of the Code of Federal Regulations. The provisions of said regulations are incorporated by reference into this Agreement.
          2) Prior to performance of the Services, Subcontractor shall provide evidence satisfactory to MDC that Subcontractor has in place an Anti-Drug and Alcohol Program for its employees and the employees of subcontractors who perform safety-sensitive or security related services in compliance with 14 C.F. R. 121.429, 121.455, 121.457, 121.458, 121.459 and Appendix I and Appendix J
               to 14 C.F.R. Part 121 If at any time during the term of this Agreement MDC or the FAA discovers, and the FAA determines that Subcontractor, its employees or Sub-Subcontractors are not in full
               compliance with 14 C.F.R. 121.429, 121.455, 121.457, 121.458,
               121.459 and Appendix I and Appendix J to 14 C.F.R. Part 121, and as a result of such determination the FAA Administrator issues an order suspending or revoking MDC's or Subcontractor's or its Sub-Subcontractor's repair station certificate, then MDC shall have the right, in addition to any and all other remedies at law or in equity, to immediately terminate the Agreement for default (without regard to any cure periods set forth with regard to default in this Agreement) and secure a replacement contractor. Subcontractor acknowledges that MDC has entered into this Agreement in reliance on Subcontractor's representation that it is in compliance with the requirements of the Federal Aviation Administration's drug and alcohol testing requirements for the aviation industry.
          3) Subject to the provisions of Article 9 of this Agreement, Subcontractor agrees to indemnify, and defend and hold harmless MDC, its officers, directors and employees from and against any and all claims, liabilities, losses and expenses (including reasonable attorneys' fees) arising in connection with Subcontractor's failure to comply with the provisions of this Article.

32.  TERMINATION FOR CONVENIENCE
          A. MDC may terminate in whole or in part performance of work on any of the firm Aircraft or any Aircraft for which an option has been exercised under this
          Agreement if         MDC  determines  that  a
          termination  is  in  its
          interest.    MDC  shall  terminate  by  delivering
to
          Subcontractor a "Notice of Termination", specifying
          the extent of termination and the effective date.
          B.    Upon  receipt  of  the Notice,  Subcontractor
is
          obligated to perform the following actions:
                    1)   Stop Work as specified in the Notice.
                     2)    Place  no further Sub-Subcontracts
               or orders  except  as  provided  in  the  Notice
               of
             Termination and as authorized by MDC.
                     3)   Terminate all existing Sub-
               Subcontracts to the extent they relate to the
               work terminated.
                     4)    As directed by MDC, transfer title
                     and
               deliver  to  MDC the fabricated or not
               fabricated parts, work in process, completed work, supplies or other material produced or acquired for the work terminated.
                     5)    Return,  as  soon as practicable,
               the tools,  equipment,  MDC/Federal Express
               furnished material   and   all  other  property
               owned  by
               MDC/Federal Express used by Subcontractor  in
               the performance of the contract.
          C.    Upon issuing a Notice of Termination, MDC will
be
          obligated to reimburse Subcontractor as follows:
                    1)   Time and material repayment for all
work
               performed  as  authorized  by  MDC  but  not
yet
               invoiced  to MDC, at an agreed-to rate  of
               $41.00 per hour including any other work
               authorized under ASRs, plus
                    2)    If the Notice of Termination was
issued
              with  respect  to  any of the initial  twelve
              (12) firm  Aircraft,  the lesser of  $3,200,000
              or  the actual
              costs  of  plant shutdown and  reactivation
              over  the  following  six (6) months,  to
              include: employee severance and related fringe benefits; plant maintenance and utilities;
              facility rent  and depreciation
              of     leasehold     improvements;
              replacement  employee acquisition  and
              relocation; and  other   non-recurring  plant
              shutdown   and
              reactivation  costs.   No  payment  shall  be
              made pursuant    to   this  subparagraph  (C)
              (2)   for
              terminations of related to exercised options.
              D.    Payment  of  termination settlements  are
as
              follows:
                    1)   Time and material reimbursement for
work
              performed  and  authorized  by  MDC,  but  not
              yet invoiced  is  payable to Subcontractor thirty
              (30) days after receipt of an approved invoice by
              MDC.
                      2)      The   remaining   Termination
                      for
              Convenience costs are reimbursed as follows:
                               a.    An  initial  installment
of
                    $1,000,000 is to be paid ten (10) days
                    after the receipt of Notice of Termination.
                               b.    The  second  installment
of
                    $1,000,000  is  to be paid thirty  (30)
                    days after  MDC's  receipt of MDC/Federal
                    Express furnished  tools and materials  not
                    required for work in process.
                              c.   The final payment
                    representing remainder  of  the value
                    defined  in  32.C(2) above,  shall be paid
                    within 240 days of  the receipt    of   the
                    Notice  of   Termination,
                    provided   that   all   MDC/Federal
Express
                    furnished  material,  tooling,  and
                    aircraft with work in process are returned
                    within  180 days   from   the  date  of
                    the  Notice   of Termination or per MDC's
                    direction, whichever is sooner.
                               d.    In the event that the
actual
                    costs  of  plant  shutdown  and
                    reactivation described in Paragraph 32.C.2
                    above are  less than   $3,200,000,   the
                    amount   of    any overpayment    shall
                    be    refunded     by Subcontractor to MDC
                    within five (5) Business Days,  with
                    interest from the date  of  such
                    overpayment.

33.  PARENT COMPANY GUARANTEE
     Subcontractor  agrees  to deliver to  MDC  within  ten
     (10) business days following execution of this Agreement the Parent Company guarantee in the form attached hereto as Exhibit Y, executed by a duly authorized representative of its parent company, Sabreliner Corporation.

34.  DOCUMENTS INCORPORATED INTO MODIFICATION SERVICES
     AGREEMENT The  following  documents are hereby
     incorporated into and made a part of this Agreement. Copies of actual documents are enclosed with this Agreement.
     A.    Quality Assurance, MD-10 Program, Statement  of
Work,
     October 10, 1996
     B.   Seller DATA Requirements List (SDRL)
          Administrative & General Provisions
             DATA ITEM NO.                      TITLE
                 P-313              SUPPLIER MASTER SCHEDULE and
                                    MONTHLY STATUS REPORT P-313A
                PROBLEM REPORTS
                 P-336              KEY PERSONNEL
             DATA ITEM NO.                      TITLE
                 Q-327              QUALITY ASSURANCE PLAN -
                                    HARDWARE
                 Q-328              LOWER-TIER SUPPLIER DATA
                                    REQUIREMENTS
                M-306A              PRODUCTION/MANUFACTURING/
                                    ASSEMBLY MANAGEMENT PLAN M-
                 311                PACKING DATA
     C.   Section 1.8, Manufacturing Requirements
     D.   Section 1.9, DAC Document C652-74916-TDSI

35.  EXHIBITS
     The following Exhibits are hereby incorporated into and made a part of this Agreement.
       NO.      EXHIBIT                   TITLE
        --         A     RECONFIGURE FOR DELIVERY COMMERCIAL AIRCRAFT
                         STATEMENT OF WORK
       (95-        B     PASSENGER TO FREIGHTER (P-F) CONVERSION
       051)
       (95-        C     STANDARDIZATION
       053)
        --         D     RESERVED
        --         E     RESERVED
       (95-        F     REFURBISH & RESTORATION (SUPERMOD) PKG
       056)
       (96-        G     MAIN DECK CARGO LOADING SYSTEM
       024)
       NO.      EXHIBIT                   TITLE
       (96-        H     INITIAL HEAVY MAINTENANCE CHECK
       044)
       (96-        I     RIGID CARGO BARRIER AND FORWARD COURIER AREA
       051)
       (96-        J     LOWER DECK CARGO LOADING SYSTEM
       052)
        --         K     ATTACHMENT B-1 THRU B-5
        --         L     RESERVED
        --         M     RESERVED
        --         N     RESERVED
        --         O     RESERVED
        --         P     MDC (FEDERAL EXPRESS) SUPPLIED PARTS LISTING
        --         Q     AIRCRAFT DELIVERY RECEIPT
        --         R     CERTIFICATE OF ACCEPTANCE AND REDELIVERY
        --         S     ADDITIONAL SERVICES REQUEST -- AUTHORIZATION
                         FORM
        --         T     SUPPLIER CHANGE PROPOSAL (SCP), DAC 26-710
                         (REV. 7-88)
        --         U     SUPPLIER REQUIREMENTS SCHEDULE
        --         V     PRICE ADJUSTMENTS FOR FLUCTUATIONS IN THE
                         ECONOMY
        --         W     PRICING
        --         X     MDC FURNISHED TOOLING
        --         Y     PARENT COMPANY GUARANTEE
        --         Z     LETTER OF CREDIT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the date first above, by their officers or agents there unto duly authorized.


                                DIMENSION AVIATION, INC.

                               BY:  /S/ THOMAS F. DERIEG
                                2/14/97

                                ITS:  THOMAS F. DERIEG



                                TITLE: V.P. AND GENERAL
                                MANAGER



                                MCDONNELL DOUGLAS CORPORATION

                                BY: /S/ TIMOTHY T. KUBOSHIGE 2/14/9

                                ITS:  TIMOTHY T. KUBOSHIGE


TITLE:  DIRECTOR, SUPPLIER
MANAGEMENT - PRODUCT SUPPORT